                             U.S. $15,000,000

                             CREDIT AGREEMENT


                       Dated as of December 12, 1994

                                  between

                     WACKENHUT CORRECTIONS CORPORATION

                                AS BORROWER

                                    and

                    BARNETT BANK OF SOUTH FLORIDA, N.A.

                                 AS LENDER









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                             Table of Contents

                                                                       Page

ARTICLE I     DEFINITIONS AND ACCOUNTING TERMS . . . . . . . . . . . . .  1
    1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2  Computation of Time Periods . . . . . . . . . . . . . . . . . . 19
    1.3  Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . 19
    1.4  Certain Terms . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE II AMOUNTS AND TERMS OF THE LOANS. . . . . . . . . . . . . . . . 19
    2.1  Revolving Credit Loans. . . . . . . . . . . . . . . . . . . . . 19
    2.2  Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    2.3  Making the Loans. . . . . . . . . . . . . . . . . . . . . . . . 20
    2.4  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    2.5  Reduction and Termination of the Commitments. . . . . . . . . . 21
    2.6  Repayment . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    2.7  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . 22
    2.8  Conversion/Continuation Option. . . . . . . . . . . . . . . . . 22
    2.9  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
    2.10 Interest Rate Determination . . . . . . . . . . . . . . . . . . 24
    2.11 Increased Costs . . . . . . . . . . . . . . . . . . . . . . . . 24
    2.12 Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    2.13 Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . . . 25
    2.14 Payments and Computations . . . . . . . . . . . . . . . . . . . 25
    2.15 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    2.16 Letter of Credit Facility . . . . . . . . . . . . . . . . . . . 27

ARTICLE III CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF
    CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    3.1  Conditions Precedent to Initial Loans and Letters of
         Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    3.2  Additional Conditions Precedent to Initial Loans and
         Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . 31
    3.3  Conditions Precedent to Each Loan and Letter of Credit. . . . . 32

ARTICLE IV REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . 33
    4.1  Corporate Existence; Compliance with Law. . . . . . . . . . . . 33
    4.2  Corporate Power; Authorization; Enforceable Obligations . . . . 33
    4.3  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
    4.4  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . 35
    4.5  Financial Matters . . . . . . . . . . . . . . . . . . . . . . . 35
    4.6  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    4.7  Margin Regulations. . . . . . . . . . . . . . . . . . . . . . . 36
    4.8  Ownership of Borrower; Subsidiaries . . . . . . . . . . . . . . 36
    4.9  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    4.10 Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

                                        i

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    4.11 No Burdensome Restrictions; No Defaults . . . . . . . . . . . . 39
    4.12 No Other Ventures . . . . . . . . . . . . . . . . . . . . . . . 39
    4.13 Investment Company Act. . . . . . . . . . . . . . . . . . . . . 39
    4.14 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
    4.15 Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . 40
    4.16 Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . 41
    4.17 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 41
    4.18 Environmental Protection. . . . . . . . . . . . . . . . . . . . 41
    4.19 Intellectual Property . . . . . . . . . . . . . . . . . . . . . 42
    4.20 Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    4.21 Certain Indebtedness. . . . . . . . . . . . . . . . . . . . . . 42
    4.22 Restricted Payments . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE V FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . 43
    5.1  Maximum Leverage Ratio. . . . . . . . . . . . . . . . . . . . . 43
    5.2  Debt Service Coverage Ratio . . . . . . . . . . . . . . . . . . 44
    5.3  Maintenance of Tangible Net Worth . . . . . . . . . . . . . . . 44
    5.4  Working Capital Ratio . . . . . . . . . . . . . . . . . . . . . 44
    5.5  Minimum Interest Charge Coverage Ratio. . . . . . . . . . . . . 44

ARTICLE VI ADDITIONAL AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . 45
    6.1  Compliance with Laws, Etc . . . . . . . . . . . . . . . . . . . 45
    6.2  Conduct of Business . . . . . . . . . . . . . . . . . . . . . . 45
    6.3  Payment of Taxes, Etc . . . . . . . . . . . . . . . . . . . . . 45
    6.4  Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . 45
    6.5  Preservation of Corporate Existence, Etc. . . . . . . . . . . . 46
    6.6  Access. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
    6.7  Keeping of Books. . . . . . . . . . . . . . . . . . . . . . . . 46
    6.8  Maintenance of Properties, Etc. . . . . . . . . . . . . . . . . 46
    6.9  Performance and Compliance with Material Agreements . . . . . . 46
    6.10 Application of Proceeds . . . . . . . . . . . . . . . . . . . . 46
    6.11 Financial Statements. . . . . . . . . . . . . . . . . . . . . . 47
    6.12 Reporting Requirements. . . . . . . . . . . . . . . . . . . . . 48
    6.13 Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
    6.14 Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . . 51
    6.15 Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    6.16 Borrowing Base Determination. . . . . . . . . . . . . . . . . . 52
    6.17 Environmental . . . . . . . . . . . . . . . . . . . . . . . . . 52

ARTICLE VII NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 53
    7.1  Liens, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
    7.2  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . 54
    7.3  Restricted Payments . . . . . . . . . . . . . . . . . . . . . . 54
    7.4  Mergers, Stock Issuances, Sale of Assets, Etc . . . . . . . . . 55
    7.5  Investments in Other Persons. . . . . . . . . . . . . . . . . . 55
    7.6  Maintenance of Ownership of Subsidiaries. . . . . . . . . . . . 56
    7.7  Change in Nature of Business. . . . . . . . . . . . . . . . . . 57
    7.8  Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . 57

                                       ii

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    7.9  Modification of Material Agreements . . . . . . . . . . . . . . 57
    7.10 Accounting Changes. . . . . . . . . . . . . . . . . . . . . . . 58
    7.11 Contingent Obligations. . . . . . . . . . . . . . . . . . . . . 58
    7.12 Transactions with Affiliates. . . . . . . . . . . . . . . . . . 58
    7.13 Adverse Transactions. . . . . . . . . . . . . . . . . . . . . . 58
    7.14 Cancellation of Indebtedness Owed to It . . . . . . . . . . . . 59
    7.15 No New Subsidiaries . . . . . . . . . . . . . . . . . . . . . . 59
    7.16 Capital Structure . . . . . . . . . . . . . . . . . . . . . . . 59
    7.17 No Speculative Transactions . . . . . . . . . . . . . . . . . . 59
    7.18 Environmental . . . . . . . . . . . . . . . . . . . . . . . . . 59

ARTICLE VIII EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . 59
    8.1  Events of Default . . . . . . . . . . . . . . . . . . . . . . . 59
    8.2  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
    8.3  Actions in Respect of Letters of Credit . . . . . . . . . . . . 62

ARTICLE IX MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 64
    9.1  Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . 64
    9.2  Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . 64
    9.3  No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . 64
    9.4  Costs; Expenses; Indemnities. . . . . . . . . . . . . . . . . . 65
    9.5  Right of Set-Off. . . . . . . . . . . . . . . . . . . . . . . . 67
    9.6  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . 67
    9.7  Assignments and Participations. . . . . . . . . . . . . . . . . 67
    9.8  Governing Law; Severability . . . . . . . . . . . . . . . . . . 70
    9.9  Submission to Jurisdiction; Jury Trial. . . . . . . . . . . . . 70
    9.10 Section Titles. . . . . . . . . . . . . . . . . . . . . . . . . 70
    9.11 Execution in Counterparts . . . . . . . . . . . . . . . . . . . 70
    9.12 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . 70
    9.13 WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . 71


                                 EXHIBITS


Exhibit A - Notice of Borrowing

Exhibit B - Notice of Conversion or Continuation

Exhibit C - Revolving Credit Note

Exhibit D - Term Note

Exhibit E - Support Agreement

Exhibit F - Subsidiary Guaranty

Exhibit G - Letter of Credit Request

                                       iii

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Exhibit H - Letter of Credit Reimbursement Agreement

Exhibit I - Opinion of Counsel for Borrower

Exhibit J - Form of Borrowing Base Certificate





                                 SCHEDULES


Schedule 4.8  - Subsidiaries

Schedule 4.9  - List of Plans

Schedule 4.18 - Environmental Matters

Schedule 4.21 - Certain Indebtedness

Schedule 7.1  - Existing Liens

Schedule 7.5  - Existing Investments

    CREDIT AGREEMENT, dated as of December 12, 1994, between WACKENHUT CORRECTIONS CORPORATION, a Florida corporation ("Borrower"), and BARNETT BANK OF SOUTH FLORIDA, N.A. ("Lender").


                           W I T N E S S E T H :

    WHEREAS, Borrower has requested that Lender finance start-up expenses associated with new correctional facility development and management contracts and ongoing working capital requirements of Borrower and its Subsidiaries; and

    WHEREAS, Lender is willing to make funds available for such purposes upon the terms and subject to the conditions set forth herein; and

    WHEREAS, Borrower has requested that Lender provide Borrower and its Subsidiaries with letters of credit and Lender is willing to issue letters of credit for such purpose upon the terms and subject to the conditions contained herein;

    NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                 ARTICLE I

                     DEFINITIONS AND ACCOUNTING TERMS

    1.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms de fined):

         "ACCOUNTS" means all accounts, accounts receivable, contract rights and other obligations at any time owing to Borrower, or any Subsidiary of Borrower which has issued a Subsidiary Guaranty, under its Prison Contracts.

         "AFFILIATE" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each officer or director or general partner of such Person, and each Person who is the beneficial owner of 5% or more of any class of voting Stock of such Person or, with respect to Borrower, of Parent. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" means this Credit Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "APPLICABLE MARGIN" means Seventy-Five basis points (0.75%).

         "AVAILABLE CREDIT" means, at any time, an amount equal to (i) the lower of (a) the Revolving Credit Commitment, and (b) the Borrowing Base at such time minus (ii) the aggregate of the outstanding principal amount of the Revolving Credit Loans at such time and the Letter of Credit Obligations at such time.

         "BANKRUPTCY CODE" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

         "BORROWING BASE" means, at any time, the sum of Seventy Percent (70%) of the amount by which (i) Eligible Receivables at such time exceeds (ii) amounts withheld at such time by customers which are Governmental Authorities for "retainage", with such excess being reduced by such reserves as Lender, in its reasonable discretion, may deem appropriate.

         "BORROWING BASE CERTIFICATE" means a certificate of Borrower substantially in the form of Exhibit J.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Miami, Florida and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

         "CAPITALIZED LEASE" means any lease of property by Borrower or any of its Subsidiaries as lessee which would be capitalized on a balance sheet prepared in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" means the capitalized amount of all obligations of Borrower or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in accor dance with GAAP.

         "CASH EQUIVALENTS" means (i) securities with maturities of one year or less from the date of acquisition issued or fully guaran teed or insured by the United States government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of Lender having maturities of one year or less from the date of acquisition, and
(iii) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's

Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

         "CLOSING DATE" means the first date on which any Revolving credit Loan is made or any Letter of Credit is issued pursuant to Article II.

         "CODE" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

         "COMMITMENTS" means the Revolving Credit Commitment and the Term Loan Commitment.

         "COMMITMENT FEE" has the meaning specified in Section 2.4.

         "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of such substance or waste, including, without limitation, any substance regulated under any Environmental Law.

         "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations of a Person include, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or dis- charge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

         "CONTRACTUAL OBLIGATION" of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

         "CURRENT ASSETS" means, at any date, the total consolidated current assets of Borrower and its Subsidiaries at such date, deter mined in conformity with GAAP.

         "CURRENT LIABILITIES" means, at any date, the total consolidated current liabilities of Borrower and its Subsidiaries at such date, determined in conformity with GAAP, and in any event shall include all Revolving Credit Loans outstanding at such date and the current portion of the Term Loan outstanding at such date.

         "DEFAULT" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

         "DOL" means the United States Department of Labor, or any successor thereto.

         "DOLLARS" and the sign "$" each mean the lawful money of the United States of America.

         "EBIT" means, for any period, the aggregate of net income (or loss) from continuing operations of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, PLUS (a) the sum of the following amounts of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such net income (loss): (i) Net Interest Expense, (ii) income tax expense, and (iii) extraordinary losses; LESS (b) the sum of the following amounts of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP to the extent included in the determination of such net income (loss): (i) extraordinary gains, (ii) the net income (loss) of any other Person that is accounted for by the equity method of accounting EXCEPT to the extent of the amount of dividends or distributions paid to Borrower, and (iii) the net income (loss) of any other Person acquired by Borrower or a Subsidiary of Borrower in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition.

         "ELIGIBLE RECEIVABLES" means those Accounts and Unearned Receivables of Borrower or any of its wholly-owned Subsidiaries arising out of sales of merchandise or goods or the rendition of services in the ordinary course of business, made by Borrower or any wholly-owned Subsidiary of Borrower which is a Guarantor to a Person which is not an Affiliate or Subsidiary of Borrower, which are not in dispute; PROVIDED, HOWEVER, that an Account or Unearned Receivable, as the case may be, shall not be an Eligible Receivable if:

              (A) such Account is more than (i) 90 days past due, according to the original terms of sale if no invoice is rendered, or (ii) 90 days past the original invoice date thereof;

              (B) any warranty contained in this Agreement with respect either to Accounts, Unearned Receivables or Eligible Receivables in general or to such specific Account or Unearned Receivable is not true and correct with respect to such Account;

              (C) the account debtor on such Account or Unearned Receivable has disputed liability or made any claim with respect to any other Account due from such account debtor to Borrower or any of its Subsidiaries;

              (D) the account debtor on such Account or Unearned Receivable has filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors; made an assignment for the benefit of creditors; had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law; has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

              (E) the account debtor on such Account or Unearned Receivable is also a supplier to or creditor of Borrower or any of its Subsidiaries unless such supplier or creditor has executed a no-offset letter satisfactory to Lender;

              (F) the sale made or services rendered to such account debtor on such Account or Unearned Receivable is on a bill-on-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis;

              (G) such Account or Unearned Receivable is subject to a Lien in favor of any Person;

              (H) such Account or Unearned Receivable is subject to any deduction, offset, counterclaim, return privilege or other conditions;

              (I) the account debtor on such Account or Unearned Receivable is located in New Jersey or Minnesota, unless Borrower or such Subsidiary (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a Notice of Business Activities Report with the appropriate office or agency of such state for the current year;

              (J) Lender, in accordance with its customary criteria, deems such Account or Unearned Receivable ineligible;

              (K) the sale or services represented by such Account is on terms longer than 120 days; or

              (L) Borrower or any of its Subsidiaries, in order to be entitled to collect the Account or Unearned Receivable, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made.

         Lender shall have discretion to classify Accounts into any of the foregoing categories or such other categories as Lender, in its reasonable discretion, deems appropriate in determining the eligibility of Accounts and Unearned Receivables.

         "ENVIRONMENTAL LAW" means all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. SECTION 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. SECTION 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.
SECTION 136 et seq.); the Resource Conservation and Recovery Act, as amended
(42 U.S.C. SECTION 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (42 U.S.C. SECTION 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. SECTION 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. SECTION 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. SECTION 651 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. SECTION 300f et seq.), and their state and local counterparts or equivalents and any transfer of ownership notification or approval statutes such as the New Jersey Environmental Cleanup Responsibility Act (N.J. Stat. Ann.
SECTION 13:1K-6 et seq.) ("ECRA").

         "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of such Person or any of its Subsidiaries.

         "ENVIRONMENTAL LIEN" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Borrower, or any of its Subsidiaries within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

         "ERISA EVENT" means (i) a Reportable Event with respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of

Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make required contributions to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR RATE" means, for any Interest Period, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate of interest determined by Lender to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in immediately available and freely transferable Dollars are offered by first class banks in the London interbank market to the Miami, Florida offices of Lender at 10:00 A.M. Eastern Standard Time or Eastern Daylight Time, as applicable, two (2) Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Lender during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% (expressed as a decimal) MINUS the Eurodollar Rate Reserve Percentage for such Interest Period. Each calculation by Lender of the applicable Eurodollar Rate shall be conclusive and binding for all purposes, absent manifest error.

          "EURODOLLAR RATE LOAN" means any outstanding principal amount of the Loans that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

         "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period means the reserve percentage applicable two (2) Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supple-mental or other marginal reserve requirement) for a member bank of the Federal Reserve System in Miami, Florida with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

         "EVENT OF DEFAULT" has the meaning specified in SECTION 8.1.

         "FISCAL QUARTER" means each fiscal quarterly period in a Fiscal Year.

         "FISCAL YEAR" means the 52- or 53-week period ending on the Sunday closest to calendar year-end.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Article V, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in the Registration Statement.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTOR" means each Subsidiary of Borrower which has executed a Subsidiary Guaranty.

         "INDEBTEDNESS" of any Person means (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, (vii) all obligations of such Person under Interest Rate Contracts, and (viii) all Indebtedness referred to in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles, as such terms are defined in Article 9 of the UCC) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,
(ix) in the case of Borrower and the Guarantor, the Obligations, (x) all liabilities of such Person which would be shown on a balance sheet of such Person prepared in accordance with GAAP and (xi) all liabilities of such Person under Title IV of ERISA.

         "INDEMNITEES" has the meaning specified in SECTION 9.4.

         "INTEREST PERIOD" means, in the case of any Eurodollar Rate Loan, (i) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Prime Rate Loan to such Eurodollar Rate Loan and ending 30, 60 or 90 days thereafter, as selected by Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to Lender pursuant to SECTION 2.3 OR 2.8; PROVIDED, HOWEVER, that the foregoing provisions are subject to the following:

              (A) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

              (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

              (C) Borrower may not select any Interest Period which ends after the date of a scheduled principal payment on the Term Loan as set forth in
     Article II unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

              (D) Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $100,000; and

              (E) there shall be outstanding at any one time no more than three (3) Interest Periods in the aggregate.

         "INTEREST RATE CONTRACTS" means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

         "INVESTMENTS" has the meaning specified in SECTION 7.5.
          "IRS" means the Internal Revenue Service, or any successor thereto.

         "LEASES" means, with respect to Borrower or any of its Subsidiaries, all of those leasehold estates in real property now owned by Borrower or such Subsidiary as lessee or hereafter acquired by Borrower or such Subsidiary, as lessee as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

         "LETTER OF CREDIT" means any letter of credit issued for the account of Borrower or any of its Subsidiaries by Lender pursuant to SECTION 2.16.

         "LETTER OF CREDIT OBLIGATIONS" means, at any time, all liabilities at such time of Borrower to Lender with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (i) the Reimbursement Obligations at such time and (ii) the Letter of Credit Undrawn Amounts at such time.

         "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" has the meaning specified in
SECTION 2.16(c).

         "LETTER OF CREDIT REQUEST" has the meaning specified in SECTION
2.16(d).

         "LETTER OF CREDIT UNDRAWN AMOUNTS" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the UCC or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

         "LOAN" means a Revolving Credit Loan or Term Loan.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Credit Note, the Term Note, the Subsidiary Guaranties and the Letter of Credit Reimbursement Agreement.

         "LOAN PARTY" means each of Borrower, Parent and each Subsidiary of Borrower which executes and delivers a Loan Document.

         "MATERIAL ADVERSE CHANGE" means a material adverse change in any of (i) the condition (financial or otherwise), business, performance, prospects, operations or properties of Borrower and its Subsidiaries taken as one enterprise, (ii) the legality, validity or enforceability of any Loan Document;
(iii) the ability of Borrower to repay the Obligations or to perform its obligations under any Loan Document, or (iv) the rights and remedies of Lender under the Loan Documents.

         "MATERIAL ADVERSE EFFECT" means an effect that has a reasonable likelihood of resulting in or causing a Material Adverse Change.

         "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and to which Borrower, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "NET INTEREST EXPENSE" means, for any period, gross interest expense of Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, LESS the following for Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP: (a) the sum of (i) interest capitalized during construction for such period, (ii) interest income for such period, and (iii) gains for such period on Interest Rate Contracts (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), PLUS the following for Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP: (b) the sum of (i) losses for such period on Interest Rate Contracts (to the extent not included in such gross interest expense), and (ii) the expensing of upfront costs or fees for such period associated with Interest Rate Contracts (to the extent not included in gross interest expense).

         "NET WORTH" means, at any date, the excess of the Total Assets at such date over the Total Liabilities at such date.

         "NOTES" shall mean the Revolving Credit Note or the Term Note.

         "NOTICE OF BORROWING" has the meaning specified in SECTION 2.3(a).

         "NOTICE OF CONVERSION OR CONTINUATION" means a notice in substantially the form of EXHIBIT B.

         "OBLIGATIONS" means the Loans, the Letter of Credit Obligations and all other advances, debts, liabilities, obligations, covenants and duties owing Borrower to Lender, any Affiliate of Lender or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange transaction or Interest Rate Contract or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to Borrower under this Agreement or any other Loan Document.

         "OTHER TAXES" has the meaning specified in SECTION 2.15(b).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PARENT" means The Wackenhut Corporation, a Florida corporation.

         "PENSION PLAN" means an employee pension benefit plan, as defined in Section (3)(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which Borrower, any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "PERMIT" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

         "PERSON" means an individual, partnership, corporation
(including, without limitation, a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

         "PLAN" means an employee benefit plan, as defined in
Section 3(3) of ERISA, which Borrower or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "PRIME RATE" shall mean the rate of interest announced by Barnett Banks, Inc. as its prime rate of interest from time to time, which is not necessarily the best or lowest rate charged by Lender to its customers.

         "PRIME RATE LOAN" means any outstanding principal amount of the Loans that bears interest with reference to the Prime Rate.

         "PRISON CONTRACT" means a Contractual Obligation (including, without limitation, any lease or consulting agreement) of Borrower or any of its Subsidiaries relating to the design, development, construction, ownership, management and/or operation of a prison or other correctional facility, or any part or department thereof, and includes without limitation all the Contractual Obligations referred to in Exhibits to the Registration Statement numbered
10.6 through 10.105 and all similar Contractual Obligations entered into after the date hereof by Borrower or any Subsidiary of Borrower.

         "QUALIFIED PLAN" means an employee pension benefit plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which Borrower, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "REGISTRATION STATEMENT" means the Registration Statement on Form S-1 (Registration No. 33-79264) filed by Borrower with the SEC, as the same was declared effective by the SEC on July 26, 1994, including, without limitation, the final Prospectus constituting a part thereof which was used in connection with Borrower's initial public offering.

         "REIMBURSEMENT OBLIGATIONS" means all matured reimbursement or repayment obligations of Borrower to Lender with respect to Letters of Credit pursuant to Letter of Credit Reimbursement Agreements.

         "RELEASE" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property owned by such Person, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, ground water or property.

         "REMEDIAL ACTION" means all actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "REPORTABLE EVENT" means any of the events described in
Section 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

         "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESPONSIBLE OFFICER" means, with respect to any Person, any of the principal executive officers of such Person.

         "REVOLVING CREDIT COMMITMENT" means the commitment of Lender to make Revolving Credit Loans to Borrower pursuant to SECTION
2.1 in the aggregate principal amount outstanding at any time not to exceed Fifteen Million Dollars ($15,000,000).

         "REVOLVING CREDIT LOAN" means a Loan made by Lender to Borrower pursuant to SECTION 2.1.

         "REVOLVING CREDIT NOTE" means the Revolving Credit Note substantially in the form of EXHIBIT C, executed by Borrower, as the same may be amended, supplemented or otherwise modified from time to time.

         "REVOLVING CREDIT TERMINATION DATE" means the earlier of
(i) November 30, 1997 or (ii) the date of termination of Lender's
Revolving Credit Commitment pursuant to Section 2.5 or 8.1.

         "SEC" means the United States Securities and Exchange
Commission or any other Governmental Authority which succeeds to its functions after the date hereof.

         "SIGNIFICANT SUBSIDIARY" means a "significant subsidiary" as defined in the rules and regulations promulgated under the Securi ties Act of 1933, as amended.

         "SOLVENT" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STOCK" means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

         "STOCK EQUIVALENTS" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convert ible, exchangeable or exercisable.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other business entity of which an aggre gate of greater than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of direc-tors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

         "SUBSIDIARY GUARANTY" means a guaranty, in substantially the form of EXHIBIT F, executed by each Subsidiary of Borrower, as such guaranty may be amended, supplemented or otherwise modified from time to time.

         "SUPPORT AGREEMENT" means the letter agreement of the Parent addressed to Lender dated the Closing Date, the form of which is attached to the Agreement as EXHIBIT E.

        "TANGIBLE NET WORTH" means, at any date, the Net Worth at such date, EXCLUDING, HOWEVER, from the determination of the Total Assets at such date, (i) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all reserves carried and not deducted from assets, (iii) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary, (iv) securities which are not readily marketable, (v) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, defeasance or prepayment of any Stock or Indebtedness,
(vi) any write-up in the book value of any asset resulting from a revaluation thereof and (vii) any items not included in clauses (i) through (vi) above which are treated as intangibles in conformity with GAAP.

         "TAX AFFILIATE" means, as to any Person, (i) any Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

         "TAX RETURN" has the meaning specified in SECTION 4.3.

         "TAXES" has the meaning specified in SECTION 2.15(a).

         "TERM LOAN" means the Loan made to Borrower pursuant to SECTION 2.2.

         "TERM LOAN COMMITMENT" has the meaning specified in SECTION 2.2.

         "TERM LOAN TERMINATION DATE" means the earlier of (i) September 30, 2002, and (ii) the date of termination of the Term Loan Commitment pursuant to
SECTION 2.5 or 8.2.

         "TERM NOTE" means the Term Note substantially in the form of EXHIBIT D, executed by Borrower, as the same may be amended, supplemented or otherwise modified from time to time.


         "TITLE IV PLAN" means a Pension Plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA.

        "TOTAL ASSETS" means, at any date, the total assets of Borrower and its Subsidiaries at such date determined on a consolidated basis in accordance with GAAP.

        "Total Liabilities" means, at any date, all obligations which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet of Borrower and its Subsidiaries at such date, and in any event includes, without limitation, all Indebtedness of Borrower or any of its Subsidiaries at such date whether or not the same would be so shown.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time and enacted in the State of Florida and in any other jurisdiction, as applicable.

         "UNEARNED RECEIVABLES" means amounts payable to Borrower or a wholly-owned Subsidiary of Borrower which is a Guarantor pursuant to Prison Contracts under which the services have been rendered but not invoiced by Borrower or such Subsidiary.

         "UNITED STATES" means the United States of America and its territories and possessions.

         "UNFUNDED PENSION LIABILITY" means, as to Borrower, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan of Borrower, any of its Subsidiaries or any ERISA Affiliate exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and
(ii) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

         "WELFARE BENEFIT PLAN" means an employee welfare benefit plan, as defined in Section 3(1) of ERISA, to which Borrower or any of its Subsidiaries maintains, contributes to, contributed to, or has an obligation to contribute to, on behalf of its former or active employees (or their beneficiaries).

         "WITHDRAWAL LIABILITY" means, as to Borrower, the aggregate amount of the liabilities of Borrower, any of its Subsidiaries or any ERISA Affiliate pursuant to Section 4201 of ERISA, and any increase in contributions required to be made pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

    1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

    1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.

    1.4 CERTAIN TERMS. (a) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

         (b) The term "Lender" includes its successors and each assignee of Lender who becomes a party hereto pursuant to SECTION 9.7.


                                ARTICLE II

                      AMOUNTS AND TERMS OF THE LOANS

    2.1 REVOLVING CREDIT LOANS. On the terms and subject to the conditions contained in this Agreement, Lender agrees to make loans
(each a "Revolving Credit Loan") to Borrower from time to time on any Business Day during the period from the date hereof until the Revolv ing Credit Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) the Revolving Credit Commitment or (ii) the Available Credit. Amounts prepaid pursuant to SECTION 2.7(a) may be reborrowed under this SECTION 2.1.

    2.2 TERM LOAN. On the terms and subject to the conditions contained in this Agreement, Lender agrees to make a loan ("Term Loan") to Borrower on November 30, 1997, in an amount not to exceed the aggregate principal amount of Revolving Credit Loans then out standing (the "Term Loan Commitment"). Amounts prepaid pursuant to SECTION 2.7(b) may not be reborrowed under this SECTION 2.2.

    2.3 MAKING THE LOANS. (a) Each Revolving Credit Loan shall be made on notice, given by Borrower to Lender not later than 12:00 P.M. (Miami, Florida time) on the second (2nd) Business Day prior to the date of the proposed Revolving Credit Loan. Each such notice (a "Notice of Borrowing") shall be in substantially the form of EXHIBIT A, specifying therein (i) the date of such proposed Revolving Credit Loan, (ii) the aggregate amount of such proposed Revolving Credit Loan, (iii) the amount thereof, if any, requested to be Eurodollar Rate Loans, and (iv) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Loans shall be made as Prime Rate Loans unless (subject to SECTION 2.12) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurodollar Rate Loans; PROVIDED, HOWEVER, that the aggregate of the Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $100,000 or an integral multiple of $100,000 in excess thereof.

         (b) The Term Loan shall be made upon receipt of a Notice of Conversion or Continuation, given by Borrower to Lender not later than 11:00 A.M. (Miami, Florida time) on the third (3rd) Business Day prior to November 30, 1997. The Notice of Conversion or Continuation shall specify therein (i) the aggregate amount of the proposed Term Loan, which shall not in any event exceed the aggregate principal amount of Revolving Credit Loans outstanding on the Revolving Credit Termination Date, (ii) the amount thereof, if any, requested to be a Eurodollar Rate Loan, and (iii) the initial Interest Period for such Eurodollar Rate Loan. The Term Loan shall be made as a Prime Rate Loan unless (subject to SECTION 2.12) the Notice of Conversion or Continuation specifies that all or a pro rata portion thereof in an aggregate amount not less than $100,000 or an integral multiple of $100,000 in excess thereof shall be Eurodollar Rate Loans having the same Interest Period.

         (c) Each Revolving Credit Loan shall be in an aggregate amount of not less than $50,000 or an integral multiple of $50,000 in excess thereof.

         (d) Each Notice of Borrowing shall be irrevocable and binding on Borrower. In the case of any proposed borrowing which the related Notice of Borrowing specifies is to be comprised of a Eurodol lar Rate Loan, Borrower shall indemnify Lender against any loss, cost or expense incurred by Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including, without limita tion, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund any Eurodollar Rate Loan to be made by Lender as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on such date.

    2.4 FEES. Borrower agrees to pay to Lender (i) a Closing fee of $37,500, one-half of which has previously been paid to Lender and the balance of which will be paid to Lender at the Closing, and (ii) a commitment fee (the "Commitment Fee") on the average daily unused portion of the Revolving Credit Commitment from the date hereof until the Revolving Credit Termination Date at the rate of One Tenth of One Percent (0.1%) per annum, payable on the 1st day of each Fiscal Quarter during the term of the Revolving Credit Commitment, commencing on the first day of the first Fiscal Quarter beginning after December 15, 1994.

    2.5 REDUCTION AND TERMINATION OF THE COMMITMENTS. (a) Borrower may, upon at least three Business Days' prior notice to Lender, terminate in whole or reduce in part the unused portions of the Revolving Credit Commitment; PROVIDED, HOWEVER, that each partial reduction shall be in the aggregate amount of not less than $500,000 or an integral multiple of $500,000 in excess thereof.

         (b)  Upon the making of the Term Loan, the Term Loan
Commitment shall terminate.

    2.6 REPAYMENT. (a) Borrower shall repay the entire unpaid principal amount of the Revolving Credit Loans on the Revolving Credit Termination Date. The amount of all Revolving Credit Loans outstand ing from time to time shall be evidenced by the Revolving Credit Note.

         (b) Borrower shall repay the Term Loan in equal monthly installments, commencing on January 1, 1998 and ending on the Term Loan Termination Date. The Term Loan shall be evidenced by the Term Note.

    2.7 Prepayments. (a) Borrower may, upon at least two (2) Business Days' prior notice to Lender, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Credit Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate principal amount not less than $10,000 or integral multiples of $10,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Revolving Credit Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

         (b)  Borrower may at any time, upon at least three
(3) Business Days' prior notice to Lender stating the proposed date and aggregate principal amount of the prepayment, prepay the outstand ing principal amount of the Term Loan, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate amount not less than $500,000 or integral multiples of $500,000 in excess thereof and that any such partial prepayment shall be applied to the remaining installments of such outstanding principal amount of the Term Loan in the inverse order of their maturities. Upon the giving of such notice of prepayment, the principal amount of the Term Loan specified to be prepaid shall become due and payable on the date specified for such prepayment.

    2.8 CONVERSION/CONTINUATION OPTION. Borrower may elect (i) at any time to convert Prime Rate Loans or any portion thereof to Eurodollar Rate Loans, (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Prime Rate Loans, or to continue such Eurodollar Rate
Loans or any portion thereof for an additional Interest Period;
PROVIDED, HOWEVER, that the aggregate of the Eurodollar Rate Loans for each Interest Period therefor must be in the amount of $100,000 or an integral multiple of $100,000 in excess thereof. Each such election shall be in substantially the form of EXHIBIT B and shall be made by giving Lender at least two (2) Business Days' prior written notice thereof specifying (A) the amount and type of conversion or continua tion, (B) in the case of a conversion to or a continuation of a Eurodollar Rate Loan, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from a Eurodollar Rate Loan, shall also be the last day of the Interest Period therefor). Notwithstand ing the foregoing, no conversion in whole or in part of a Prime Rate
Loan to a Eurodollar Rate Loan and no continuation in whole or in part of a Eurodollar Rate Loan upon the expiration of any Interest Period therefor, shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this SECTION 2.8, Lender does not receive a Notice of Conversion or Continuation from Borrower containing a permitted election to continue any Eurodollar Rate Loan for an additional Interest Period or to convert any such Loan, then, upon the expiration of the Interest Period therefor, such Loan will be automatically converted to a Prime Rate Loan. Each Notice of Conversion or Continuation shall be irrevocable.

    2.9 INTEREST. (a) Borrower shall pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates perannum:

              (i) PRIME RATE LOANS. For Prime Rate Loans, at a rate per annum equal at all times to the Applicable Margin PLUS the Prime Rate in effect from time to time, payable monthly on the fifth (5th) day of each month, on the Revolving Credit Termination Date and the Term Loan Termination Date and on the date any Prime Rate Loan is converted or paid in full; PROVIDED, HOWEVER, that any amount of principal or interest thereon which is not paid when due (whether at stated maturity, by accelera tion or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 3.50% per annum above the Prime Rate in effect from time to time.

              (ii) Eurodollar Rate Loans.  For Eurodollar Rate
    Loans, at a rate per annum equal at all times during the appli cable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period PLUS the Applicable Margin in effect on the first day of such Interest Period, payable on the last day of such Interest Period, on the Revolv ing Credit Termination Date and the Term Loan Termination Date; PROVIDED, HOWEVER, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 3.50% above the Prime Rate in effect from time to time.

         (b)  MAXIMUM INTEREST.   Nothing contained in this
Agreement, the Notes or any other Loan Document shall be construed to entitle or permit Lender to receive, at any time or in any contingency or event whatsoever, interest or other compensation in respect of any of the Loans in excess of the amount it is legally entitled to receive under applicable law. If Lender shall charge, reserve, collect or receive any amount from any source in connection with the Loans which results in Lender obtaining compensation for the Loans (whether or not termed "interest") in excess of the highest amount Lender may legally charge in respect to the Loans under applicable law (the "Excess"), then the Excess shall be credited against the amount for which Borrower is liable to Lender and the amount by which the Excess exceeds the amount for which Borrower is liable to Lender shall be promptly refunded to Borrower. The provisions of this SUBSECTION (b) shall be deemed to be incorporated into every document or communication relating to the Loans (including, without limitation, the Notes and each Subsidiary Guaranty) which sets forth any loan, account, right or claim of Lender with respect to the Loans, whether or not the provisions of this SUBSECTION (b) are referred to therein. If and whenever the law of the State of Florida or other applicable law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable law, the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by the applicable law as amended, which increase shall be effective hereunder on the effective date of such amendment.

    2.10 INTEREST RATE DETERMINATION. (a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by Lender two Business Days before the first day of such Interest Period.

         (b) Lender shall give prompt notice to Borrower of the applicable interest rate determined by Lender for purposes of SECTION 2.9(a)(i) or (a)(ii).

    2.11 INCREASED COSTS. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation
(other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve
Percentage) or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Eurodollar
Rate Loans, then, for so long as such increase shall be in effect, Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submit ted to Borrower by Lender, shall be conclusive and binding for all purposes, absent manifest error. If Borrower so notifies Lender within five Business Days after Lender notifies Borrower of any increased cost pursuant to the foregoing provisions of this SECTION 2.11, Borrower may either (A) prepay in full all Eurodollar Rate Loans, as the case may be, then outstanding in accordance with SECTION 2.7 and, additionally, reimburse Lender for such increased cost in accordance with this SECTION 2.11 or
(B) convert all Eurodollar Rate Loans then outstanding into Prime Rate Loans, in accordance with SECTION 2.8 and, additionally, reimburse Lender for such increased cost in accordance with this SECTION 2.11.

    2.12 ILLEGALITY. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by Lender to Borrower, (i) the obligation of Lender to make or to continue Eurodollar Rate Loans and to convert Prime Rate Loans into Eurodollar Rate Loans shall terminate and (ii) Borrower shall forthwith prepay in full all Eurodollar Rate Loans of Lender then outstanding, together with interest accrued thereon, unless Borrower, within five Business Days of such notice and demand, converts all Eurodollar Rate Loans then outstanding into Prime Rate Loans.

    2.13 CAPITAL ADEQUACY. If (i) the introduction of or any change in or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender and Lender determines that such amount is based upon the existence of Lender's Commitments and the Loans and other commitments and loans of this type including, without limita tion, its commitments in respect of letters of credit (or similar contingent obligations), then, upon demand by Lender, Borrower shall pay to Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender in the light of such circumstances, to the extent that Lender determines such increase in capital to be allocable to the existence of such Commitments or Loans and its agreements herein with respect to the issuance or maintenance of Letters of Credit. A certificate as to such amounts submitted to Borrower by Lender shall be conclusive and binding for all purposes absent manifest error.

    2.14 PAYMENTS AND COMPUTATIONS. (a) Borrower shall make each payment hereunder not later than 2:00 P.M. (Miami, Florida time) on the day when due, in Dollars, to Lender at its address referred to in SECTION 9.2 in immediately available funds without set-off or counterclaim. Payment received by Lender after 2:00 P.M. (Miami, Florida time) shall be deemed to be received on the next Business Day.

         (b) Borrower hereby authorizes (A) Lender, if and to the extent payment owed to Lender is not made when due hereunder, to charge from time to time against any or all of Borrower's accounts with Lender any amount so due and, (B) Lender, at its discretion, to treat any amounts due hereunder as having been paid by the proceeds of an additional Revolving Credit Loan.

         (c) All computations of interest based on the Prime Rate and of fees shall be made by Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

    2.15 TAXES. (a) Any and all payments by Borrower hereunder and under any Letter of Credit Reimbursement Agreements shall be made, in accordance with SECTION 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to Lender (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this SECTION 2.15) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions,
(iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) Borrower shall deliver to Lender evidence of such payment to the relevant taxation or other authority.

         (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or under any Letter of Credit Reimbursement Agreement or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Letter of Credit Reimbursement Agreement (hereinafter referred to as "Other Taxes").

         (c) Borrower will indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
SECTION 2.15) paid by Lender and any liability (including, without limitation, for penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date Lender makes written demand therefor. Such written demand shall include Lender's calculation of such Taxes or Other Taxes, in such detail as may be necessary to illustrate Lender's reasonable calculation thereof; and such calculations shall be conclusive and binding for all purposes absent manifest error.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes, Borrower will furnish to Lender, at its address referred to in SECTION 10.2, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 2.15 shall survive the payment in full of principal and interest hereunder and all Obligations in respect of Letter of Credit Reimbursement Agreements.

         (f) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 2.15 shall survive the payment in full of the Obligations hereunder and the termination of the Commit ments.

    2.16 Letter of Credit Facility. (a) On the terms and subject to the conditions contained in this Agreement, Lender agrees to issue one or more Letters of Credit at the request of Borrower for the account of Borrower or Borrower and one or more of its wholly-owned Subsidiaries from time to time during the period commencing on the date hereof and ending 30 days prior to the Revolving Credit Termination Date; PROVIDED, HOWEVER, that Lender shall be under no obligation to issue any Letter of Credit if:

               (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain Lender from issuing such Letter of Credit or any Requirement of Law applicable to Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender shall prohibit, or request that Lender refrain from, the issuance ofletters of credit generally or such Letter of Credit in particular or shall impose upon Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Lender is not otherwise compensated) not in effect on the date hereof or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to Lender as of the date hereof and which Lender in good faith deems material to it;

               (ii) on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article III is not then satisfied;

              (iii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations would exceed $2,000,000.

               (iv)     the amount of the Letter of Credit re-
     quested exceeds the Available Credit; or

                (v)     fees due in connection with a requested
     issuance have not been paid.

         (b)  In no event shall:

                (i) the expiration date of any Letter of Credit be more than one year after the date of issuance thereof;
     PROVIDED, HOWEVER, that if Borrower requests Lender to issue a Letter of Credit having an expiration date exceeding one year from the date of issuance thereof (but in any event prior to the Revolving Credit Termination Date), then such Letter of Credit shall provide that if it is not replaced with another Letter of Credit at least 60 days prior to its expiration (with such replacement Letter of Credit having an expiration date of the earlier of one year from the date of issuance or the Revolving
     Credit Termination Date)
     that it may be drawn on upon at any time during such 60 day period; or

               (ii) the expiration date of any Letter of Credit fall after the Revolving Credit Termination Date; or

               (iii) Lender issue any Letter of Credit for the purpose of supporting the issuance of any letter of credit by any other Person.

         (c) Prior to the issuance of each Letter of Credit, and as a condition of such issuance, Borrower shall have delivered to Lender thereof a letter of credit reimbursement agreement, in substantially the form of EXHIBIT H (a "Letter of Credit Reimbursement Agreement"), signed by Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

         (d) In connection with the issuance of each Letter of Credit, Borrower shall give Lender at least two Business Days' prior written notice (a "Letter of Credit Request"), in substantially the form of EXHIBIT G, of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested, the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the Revolving Credit Termination Date), and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by Lender not later than 11:00 A.M. (Miami, Florida time) on the last Business Day on which notice can be given under the immediately preceding sentence.

         (e) Subject to the terms and conditions of this SECTION 2.16 and provided that the applicable conditions set forth in Article III have been satisfied, Lender shall, on the requested date, issue a Letter of Credit on behalf of Borrower in accordance with Lender's usual and customary business practices.

         (f) Borrower agrees to pay to Lender the amount of all Reimbursement Obligations owing to Lender under any Letter of Credit Reimbursement Agreement immediately when due, irrespective of any claim, set-off, defense or other right which Borrower may have at any time against Lender or any other Person.
Borrower agrees to reimburse Lender for all amounts which Lender pays under such Letter of Credit no later than the time specified in such

Letter of Credit Reimbursement Agreement. If Borrower does not pay (either from the proceeds of a Revolving Credit Loan or otherwise) any such Reimbursement Obligation when due, such Reimbursement Obligation shall immediately constitute, without necessity of further act or evidence, a loan made by Lender to Borrower, in an aggregate principal amount equal to such Reimbursement Obligation remaining unpaid, payable on demand and computed from the date on which such Reimbursement Obligation arose to the date of repayment in full thereof at the rate of interest applicable to past due Revolving Credit Loans bearing interest at a rate based on the Prime Rate during such period.

         (g) Borrower agrees to pay the following amounts with respect to each Letter of Credit issued by Lender:

               (i) Ninety basis points (0.90%) per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in advance on the date of issuance and on the termination of such Letter of Credit, and calculated on the basis of a 360-day year and the actual number of days elapsed;

               (ii)     with respect to the issuance, amendment
     or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with Lender's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.


                                ARTICLE III

          CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

    3.1  CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF
CREDIT. The obligation of Lender to make the initial Revolving Credit Loan and to issue any initial Letter of Credit is subject to satisfaction of the conditions precedent that Lender shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to Lender:

         (a) Certified copies of (i) the resolutions of the Board of Directors of each Loan Party approving each Loan Document to which it is a party, and (ii) all documents evidencing other necessary corporate action and required governmental and third-party approvals, licenses and consents with respect to each Loan Document and the transactions contemplated thereby.

         (b) A copy of the articles or certificate of incorporation of each Loan Party certified as of the most recent practicable date by the Secretary of State of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party, and a copy of the By-Laws of each such Loan Party certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower or such Subsidiary, as the case may be.

         (c) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of each officer who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party.

         (d) A copy of the Registration Statement, certified as being complete and correct by a Responsible Officer of Borrower.

         (e)  The Revolving Credit Note, duly executed by Borrower.

         (f) Each of the Subsidiary Guaranties, duly executed by the Guarantor party thereto.

         (g) A favorable opinion of Akerman, Senterfitt & Eidson, P.A., counsel to the Loan Parties, in substantially the form of EXHIBIT I, and as to such other matters as Lender may request.

         (h) A certificate of the chief financial officer of Borrower and each Guarantor, stating that Borrower and each Guarantor is Solvent after giving effect to the initial Revolving Credit Loans, the application of the proceeds thereof in accordance with SECTION 6.10 and the payment of all estimated legal and other fees related thereto.

         (i) A certificate, signed by a Responsible Officer of Borrower, stating that the conditions specified in SECTIONS 3.2 AND 3.3 have been met.

         (j) Such additional documents, information and materials as Lender may request.

    3.2 ADDITIONAL CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. The obligation of Lender to make the initial Revolving Credit Loan and to issue any initial Letter of Credit is subject to the further conditions precedent that:

         (a) All costs and accrued and unpaid fees and expenses (including, without limitation, legal fees and expenses) required to be paid to Lender on or before the Closing Date, including, without limitation, those referred to in SECTIONS 2.4, 2.16 AND 9.4, to the extent then due and payable, shall have been paid.

         (b) Lender in its sole judgment exercised reasonably shall not have determined (i) that there has been any Material Adverse Change since July 3, 1994, or (ii) that anything shall have occurred since July 3, 1994 which, in the judgment of Lender, has had a Material Adverse Effect.

         (c) There shall not be any claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which, if adversely determined, would have a Material Adverse Effect.

    3.3 CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The obligation of Lender to make any Loan (including the Revolving Credit Loan being made by Lender on the Closing Date) and to issue any Letter of Credit shall be subject to the further conditions precedent that:

         (a) The following statements shall be true on the date of such Loan or issuance, before and after giving effect thereto and to the application of the proceeds therefrom and to such issuance (and the acceptance by Borrower of the proceeds of such Loan or such Letter of Credit shall constitute a representation and warranty by Borrower that on the date of such Loan or issuance such statements are true):

                (i)     The representations and warranties of
    Borrower contained in Article IV and of each Loan Party are correct on and as of such date as though made on and as of such date; and

               (ii)     No Default or Event of Default is con-
    tinuing or would result from the Loans being made or Letter of Credit being issued on such date.

         (b) The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

         (c) Borrower shall have executed the Term Note, sub-stantially in the form set forth as EXHIBIT D hereto, prior to the making by Lender of the Term Loan.

         (d) Lender shall have received such additional documents, information and materials as Lender may request.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

    To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

    4.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction, except for failures which in the aggregate would have no Material Adverse Effect; (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its articles or certificate of incorporation and by-laws; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances as in the aggregate would have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggre gate would have no Material Adverse Effect.

    4.2  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.
(a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                (i)     are within such Loan Party's corporate
    powers;

               (ii) have been duly authorized by all necessary corporate action, including, without limitation, the consent of shareholders where required;

              (iii)     do not and will not (A) contravene any Loan
    Party's or any of its Subsidiaries' respective articles or certificate of incorporation or by-laws or other compara-
     ble governing documents, (B) violate any other applicable Requirement of Law, or any order or decree of any Governmental Authority or arbitrator,
     (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been or will be, prior to the Closing Date, obtained or made, each of which on the Closing Date will be in full force and effect.

          (b) This Agreement has been and each of the other Loan Documents will have been upon delivery thereof pursuant to SECTION 3.1, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against it in accordance with its terms.

    4.3 TAXES. All federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of or Borrower or such Tax Affiliate in accordance with GAAP and (ii) all such non-payments in the aggregate would have no Material Adverse Effect. Proper and accurate amounts have been withheld by Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under SECTION 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement other than that to which Lender has consented.

    4.4 FULL DISCLOSURE. (a) No written statement prepared or furnished by or on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. All facts known to Borrower which are material to an understanding of the financial condition, business, properties or prospects of Borrower and its Subsidiaries taken as one enterprise have been disclosed to Lender.

         (b) Borrower has delivered to Lender a true, complete and correct copy of the Registration Statement. The Registration Statement, as of the date it was declared effective by the SEC and at all times thereafter that Stock of Borrower was offered or sold pursuant thereto, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    4.5 FINANCIAL MATTERS. (a) The unaudited consolidated balance sheet of Borrower and its Subsidiaries as at July 3, 1994, and the related consolidated statements of income, shareholders' equity and cash flows of Borrower and its Subsidiaries for the Fiscal Quarter then ended, certified by the chief financial officer of Borrower, copies of which have been furnished to Lender, fairly present, subject to year-end audit adjustments, the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the consolidated results of the operations and cash flows of Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

         (b) Since July 3, 1994, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

         (c) Neither Borrower any of its Subsidiaries had at July 3, 1994 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in SUBSECTION (a) above or in the notes thereto.

         (d)  Each of Borrower and its Subsidiaries is Solvent.

    4.6 LITIGATION. There are no pending or, to the knowledge of Borrower, threatened actions, investigations or proceedings affecting Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator, other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions or the exercise of control by Parent over Borrower or any of its Subsidiaries.

    4.7 MARGIN REGULATIONS. None of the transactions contemplated by this Agreement (including, without limitation thereof, the use of the proceeds of the Loans) will violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto. Borrower does not own or intend to carry or purchase directly or indirectly any "margin securities" as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the proceeds of the Loans made pursuant to this Agreement will be used only for the purposes contemplated hereunder. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulations G, T, U or X of the Federal Reserve Board. Borrower will neither take nor permit any Person acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

    4.8 OWNERSHIP OF BORROWER; SUBSIDIARIES. (a) The authorized capital stock of Borrower is as set forth in the Registration State ment. All of the outstanding capital stock of Borrower has been validly issued, is fully paid and non-assessable. Parent owns, beneficially and of record, 6,000,000 shares of Common Stock, $.01 par value, of Borrower, free and clear of all Liens. Except as disclosed in the Registration Statement, no authorized but unissued shares, no treasury shares and, to the best knowledge of Borrower, no other outstanding shares of capital stock of Borrower are subject to any option, warrant, right of conversion or purchase or any similar right.
Except as disclosed in the Registration Statement, there are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of Borrower or to the best knowledge of Borrower, any agreement restricting the transfer or hypothecation of any such shares.

         (b) Set forth on SCHEDULE 4.8 hereto is a complete and accurate list showing all Subsidiaries of Borrower and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by Borrower. Except as set forth in the Registration Statement or on SCHEDULE 4.8, no Stock of any Subsidiary of Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding capital Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by Borrower, free and clear of all Liens. Except as set forth in the Registration Statement or on SCHEDULE 4.8, neither Borrower nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary, other than the Loan Documents. Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries.

    4.9 ERISA. (a) SCHEDULE 4.9 separately identifies all Plans, all Qualified Plans, all Title IV Plans, all Multiemployer Plans, all unfunded Pension Plans and all Welfare Benefit Plans that provide retiree benefits.

         (b) Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the Code, and to the best knowledge of Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status.

         (c) Each Plan is in compliance in all material respects with applicable provisions of ERISA and the Code, including, without limitation, the filing of reports required under the Code or ERISA which are true and correct in all material respects as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan.

         (d) None of Borrower, any of its Subsidiaries or any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section

412 of the Code or Section 302 of ERISA or the terms of any such Qualified Plan.

         (e) Except as set forth on SCHEDULE 4.9, no Plan is a Title IV Plan.

         (f) Except as set forth on SCHEDULE 4.9, there has been no, nor is there reasonably expected to occur any ERISA Event or event described in Section 4068 of ERISA with respect to any Title IV Plan.

         (g) There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan or its assets, (ii) any fiduciary with respect to any Plan or
(iii) Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan.

         (h) Except as set forth on SCHEDULE 4.9, none of Borrower, any of Borrower's Subsidiaries or any ERISA Affiliate has incurred or has any reasonable likelihood of incurring any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability).

         (i) Except as set forth on SCHEDULE 4.9, within the last five years none of Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

         (j) Except as set forth on Schedule 4.9, no Plan which is a Welfare Benefit Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant) which would result in a liability in an amount which would have a Material Adverse Effect. Borrower, each of its Subsidiaries and each ERISA Affiliate has complied with the notice and continuation coverage requirements of
Section 4980B of the Code and the regulations thereunder, except for non-compliances which in the aggregate would have no Material Adverse Effect.

         (k) Neither Borrower nor any of its Subsidiaries has engaged in a prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA, in connection with any Plan, which would subject or has any reasonable likelihood of subjecting Borrower or any of its Subsidiaries (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the Code or any other material liability.

         (l) Neither Borrower nor any of its Subsidiaries or any ERISA Affiliate has any liability under any terminated "employee benefit plan", as defined in Section 3(2) of ERISA, of any related or unrelated entity.

    4.10 LIENS. There are no Liens of any nature whatsoever on any properties of any Loan Party or any of its Subsidiaries other than those permitted by SECTION 7.1.

    4.11 NO BURDENSOME RESTRICTIONS; NO DEFAULTS.  (a)  No Loan
Party nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse
Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien on the property or assets of any thereof, or (ii) is subject to any charter or corporate restriction which would have a Material
Adverse Effect.

         (b) No Loan Party, none of their respective Subsidiaries and, to the knowledge of Borrower, no other party is in default under or with respect to any Contractual Obligation other than those defaults which in the aggregate would have no Material Adverse Effect.

         (c) No Event of Default or Default has occurred and is continuing.

         (d) There is no Requirement of Law the compliance with which by any Loan Party would have a Material Adverse Effect.

         (e) Neither Borrower nor any of its Subsidiaries is subject to any restriction or limitation on its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or on its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights, except pursuant hereto.

    4.12 NO OTHER VENTURES. Except as disclosed in the Registration Statement, no Loan Party is engaged in any joint venture or partnership with any other Person.

    4.13 INVESTMENT COMPANY ACT. Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by Lender, the application of the proceeds and repayment thereof by Borrower and the consummation of the transactions contemplated by the Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the SEC thereunder.

    4.14 INSURANCE. All policies of insurance of any kind or nature owned by or issued to any Loan Party, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. No Loan Party has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

    4.15 LABOR MATTERS. (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any Loan Party, other than those which in the aggregate would have no Material Adverse Effect.

         (b) There are no arbitrations or grievances pending against or involving any Loan Party, nor are there any arbitrations or grievances threatened involving any Loan Party other than those which, in the aggregate, if resolved adversely to such Loan Party, would have no Material Adverse Effect.

         (c) Except as set forth in the Registration Statement, as of the Closing Date, no Loan Party is a party to, or has any obligations under, any collective bargaining agreement.

         (d)  There is no organizing activity involving any Loan
Party pending or threatened by any labor union or group of employees. There are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party have made a pending demand for recognition, other than those which in the aggregate would have no Material
Adverse Effect.

         (e) There are no unfair labor practices charges, grievances or complaints pending or in process or threatened by or on behalf of any employee or group of employees of any Loan Party, other than those which in the aggregate, if adversely determined, would have no Material Adverse Effect.

         (f) There are no complaints or charges against any Loan Party pending or threatened to be filed with any federal, state or local court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by any Loan Party, other than those which in the aggregate, if resolved adversely, would have no Material Adverse Effect.

         (g) Each Loan Party is in compliance with all laws, and all orders of any court, Governmental Authority or arbitrator, relating to the employment of labor including all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes which in the aggregate would have no Material Adverse Effect.

    4.16 FORCE MAJEURE. Neither the business nor the properties of any Loan Party are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those the consequences of which in the aggregate would have no Material Adverse Effect.

    4.17 USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit are being used by Borrower solely as follows: (a) for the payment of expenses associated with the development of new correctional facilities and Prison Contracts; and (b) for general working capital and corporate purposes.

    4.18 ENVIRONMENTAL PROTECTION. (a) The operations of each Loan Party comply with all Environmental Laws other than such non-compliance the consequences of which in the aggregate would have no Material
Adverse Effect;

         (b) Each Loan Party has obtained all environmental, health and safety Permits necessary for its operations, and all such Permits are in good standing, and each Loan Party is in compliance with the terms and conditions of such Permits other than such non-compliance the consequences of which in the aggregate would have no Material Adverse Effect;

         (c) No currently or previously owned or leased property or operations of any Loan Party is subject to any threatened or outstanding order from or agreement with any Governmental Authority or other
Person or is subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action or
(iii) any Environmental Liabilities and Costs arising from a Release or threatened Release, other than those the consequences of which in the aggregate would have no Material Adverse Effect;

         (d) Except as set forth on SCHEDULE 4.18, there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of any Loan Party which may give rise to any Environmental Liabilities and Costs other than those the consequences of which in the aggregate would have no Material Adverse Effect;

         (e) No Loan Party is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. SECTION 6901 et seq., the regulations thereunder or any state analog. Each Loan Party is in compliance with all applicable financial responsibility requirements of all Environmental Laws, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any state equivalents;


         (f) Except as set forth on SCHEDULE 4.18, there is not now on or in the property owned, leased or operated by any Loan Party
(i) any underground storage tanks or surface impoundments, (ii) any asbestos-containing material, or (iii) any polychlorinated biphenyls ("PCBs") used in electrical or other equipment.

    4.19 INTELLECTUAL PROPERTY. The Loan Parties own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, the name "Wackenhut". To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

    4.20 TITLE. Each Loan Party owns fee simple absolute title to all of the real estate purported to be owned by it, and good title to, or valid leasehold interests in, all other properties and assets purported to be owned by any Loan Party, including, without limitation, valid leasehold interests pursuant to the Leases and all property reflected in the balance sheet referred to in SECTION 4.5(a), and none of such properties and assets is subject to any Lien, except Liens permitted hereunder.

    4.21 CERTAIN INDEBTEDNESS. SCHEDULE 4.21 separately identifies all Indebtedness (other than trade payables) of each Loan

Party (a) which is either (i) for borrowed money, (ii) incurred outside of the ordinary course of the business or in a manner which is not consistent with past practice, or (iii) material to the financial condition, business, operations or prospects of such Loan Party, and
(b) which is (i) to remain outstanding after the Closing or (ii) to be satisfied upon the Closing.

    4.22 RESTRICTED PAYMENTS. Since the date of the balance sheet referred to in SECTION 4.5(a), Borrower has not, (a) declared or made any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Stock, (b) made any payment or distribution on account of any Indebtedness for or in respect of borrowed money (other than the making of regularly scheduled interest payments) including, without limitation, to secure any waiver or consent in respect of any such Indebtedness, (c) purchased, redeemed, or otherwise acquired for value or made any payment in respect of any of its Stock or Stock Equivalents or (d) purchased, redeemed, prepaid, defeased or otherwise acquired for value any Indebtedness for or in respect of borrowed money, except in each case as contemplated under the "Use of Proceeds" section of the Registration Statement.


                                ARTICLE V

                            FINANCIAL COVENANTS

    From and after the Closing Date and as long as any of the Obligations or the Commitments remain outstanding, unless Lender otherwise consents in writing:

    5.1 MAXIMUM LEVERAGE RATIO. Borrower shall maintain at the end of each Fiscal Quarter on a consolidated basis a ratio of
(a) Total Liabilities to (b) Tangible Net Worth, of not in excess of the ratios shown below during the periods indicated:

              Period                              Ratio
              ------                              -----

    Through December 31, 1995                    1.60 to 1.0

    After December 31, 1995 and through
          December 31, 1996                      1.50 to 1.0

    After December 31, 1996 and through
          December 31, 1997                      1.30 to 1.0

    After December 31, 1997                      1.25 to 1.0

    5.2 DEBT SERVICE COVERAGE RATIO. As of the last day of each Fiscal Quarter following the Revolving Credit Termination Date, permit the ratio of (i) EBIT for the four (4) Fiscal Quarters ended on such day to (ii) all amounts paid or payable during such four Fiscal Quarters in respect of all debt (whether or not for borrowed money) of Borrower and its consolidated subsidiaries to be less than the ratios shown below during the periods indicated:

              Period                              Ratio
              ------                              -----

    Fiscal Year 1998                             2.25 to 1.0

    Fiscal Year 1999 and thereafter              2.50 to 1.0

    5.3 MAINTENANCE OF TANGIBLE NET WORTH. Borrower shall maintain Tangible Net Worth of not less than the minimum amount set forth below:


For each Fiscal Quarter in the
   Fiscal Year Beginning In          Minimum Tangible Net Worth
- --------------------------------     ---------------------------
         1994                               $15,500,000
         1995                                20,000,000
         1996                                24,000,000
         1997                                27,000,000
         1998                                31,500,000
         1999                                36,500,000
         2000                                42,000,000
         2001 and thereafter                 49,000,000

    5.4 WORKING CAPITAL RATIO. Borrower shall maintain a ratio of Current Assets to Current Liabilities of not less than 1.50 to 1.00.

    5.5 MINIMUM INTEREST CHARGE COVERAGE RATIO. As of the last day of each Fiscal Quarter and until the Revolving Credit Termination
Date, permit the ratio of (i) EBIT for the four (4) Fiscal Quarters ended on such day to (ii) all interest paid or payable (including, but not limited to, interest payable on all Revolving Credit Loans) on all debt (whether or not for borrowed money) by Borrower and its consolidated subsidiaries during such four Fiscal Quarters to be less than
5.0 to 1.0.

                                ARTICLE VI

                     ADDITIONAL AFFIRMATIVE COVENANTS

    As long as any of the Obligations or the Commitments remain outstanding, unless Lender otherwise consents in writing:

    6.1 COMPLIANCE WITH LAWS, ETC. Borrower shall comply and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses, permits and franchises, including, without limitation, all Permits, other than such non-compliances the consequences of which in the aggregate would have no Material Adverse
Effect.

    6.2 CONDUCT OF BUSINESS. Borrower shall (a) conduct, and shall cause each of its Subsidiaries to conduct, its business in a regular manner; (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with Borrower or any of its Subsidiaries, and (ii) keep available the services and goodwill of its present employees;
(c) preserve, and cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations, other than such failures the consequences of which in the aggregate would have no Material Adverse Effect.

    6.3 PAYMENT OF TAXES, ETC. Borrower shall pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful claims, taxes, assessments and governmental charges or levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of Borrower or such Subsidiary in conformity with GAAP, or where the consequence of all such non-payments in the aggregate would have no Material Adverse Effect.

    6.4 MAINTENANCE OF INSURANCE. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower or such Subsidiary operates.

    6.5 PRESERVATION OF CORPORATE EXISTENCE, ETC. Borrower shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises.

    6.6 ACCESS. Borrower shall, at any reasonable time and from time to time, permit Lender, or any agents or representatives of Lender, to (a) examine and make copies of and abstracts from the records and books of account of Borrower and each of its Subsidiaries,
(b) visit the properties of Borrower and each of its Subsidiaries,
(c) discuss the affairs, finances and accounts of Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with Borrower's independent certified public accountants. Borrower shall authorize its independent certified public accountants to disclose to Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter that such accountants may have with respect to the business, financial condition, results of operations or other affairs of Borrower or any of its Subsidiaries.

    6.7 KEEPING OF BOOKS. Borrower shall keep, and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower and each such Subsidiary in conformity with GAAP.

    6.8 MAINTENANCE OF PROPERTIES, ETC. Borrower shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, (i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business.

    6.9 PERFORMANCE AND COMPLIANCE WITH MATERIAL AGREEMENTS. Borrower shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, each of the covenants and agreements set forth in each material agreement to which it or any of its Subsidiaries is a party.

    6.10 APPLICATION OF PROCEEDS. Borrower shall use the entire amount of the proceeds of the Loans as provided in SECTION 4.17.

    6.11 FINANCIAL STATEMENTS.  Borrower shall furnish to Lender:

         (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, shareholders' equity and cash flows of Borrower and its Subsidiaries for the periods commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and for such Fiscal Quarter, all prepared in accordance with GAAP and certified by the chief financial officer of Borrower as fairly presenting the financial condition and results of operations and cash flows of Borrower and its Subsidiaries at such date and for such periods, together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which Borrower proposes to take with respect thereto, and (ii) a schedule in form satisfactory to Lender of the computations used by Borrower in determining compliance with all financial covenants contained herein;

         (b) as soon as available and in any event within 120 days after the end of each Fiscal Year, consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such year and consolidated and consolidating statements of income, shareholders' equity and cash flows of Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Year, certified in the case of such consolidated financial statements without qualification as to the scope of the audit or as to Borrower being a going concern by Arthur Andersen LLP or other independent public accountants of recognized national standing acceptable to Lender, together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) a schedule in form satisfactory to Lender of the computations used by such accountants in determining, as of the end of such Fiscal Year, Borrower's compliance with all financial covenants contained herein;

         (c) promptly after the same are received by Borrower, a copy of each management letter provided to Borrower by its inde-pendent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by Borrower or any of its Subsidiaries;

         (d) within 15 days after the end of each Fiscal Quarter, a Borrowing Base Certificate as of the end of such Fiscal Quarter;

         (e) within 15 days after the end of each Fiscal Quarter, an Aging of Accounts and Unearned Receivables as of the end of such Fiscal Quarter and containing such other information regarding Accounts and Unearned Receivables as Lender may request from time to time; and

         (f) a report showing the status (i.e., percentage of completion and period remaining to expiration and all renewal options) of all Prison Contracts.

    6.12 REPORTING REQUIREMENTS.  Borrower shall furnish to Lender:

         (a) as soon as available and in any event within 30 days subsequent to the end of each Fiscal Year, an annual budget of Borrower and its Subsidiaries for the succeeding Fiscal Year, displaying on a monthly and quarterly basis anticipated balance sheets, forecasted revenues, net income and cash flows, all on a consolidated basis;

         (b) (i) promptly and in any event within 30 days after Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, and
(ii) promptly and in any event within 10 days after Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under SECTION 412 of the Code has been filed with respect to any Qualified Plan, a written statement of the chief financial officer or other appropriate officer of Borrower describing such ERISA Event or waiver request and the action, if any, which Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

         (c) promptly and in any event within 30 days after the filing thereof by Borrower, any of its Subsidiaries or any ERISA Affiliate, a copy of each annual report (Form 5500 Series, including Schedule B thereto) filed with respect to a Pension Plan, and upon request by Lender, with respect to any other Plan;

         (d) promptly and in any event within 10 days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Qualified Plan and, at the request of Lender, a copy of any favorable notice, determination letter, ruling or opinion with respect thereto from any such Governmental Authority;

         (e) promptly and in any event within 10 days after receipt thereof, a copy of any correspondence Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the plan sponsor (as defined by Section 4001 (a)(10) of ERISA) of any Multiemployer Plan concerning potential withdrawal liability of Borrower, any of its Subsidiaries or any ERISA Affiliate, or notice of any reorganization with respect to any Multiemployer Plan, together with a written statement of the chief financial officer or other appropriate officer of Borrower of the action which Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto;

         (f) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting Borrower or any of its Subsidiaries, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

         (g) promptly and in any event within two Business Days after Borrower becomes aware of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under, any Prison Contract or any other Contractual Obligation which is material to the business, prospects, operations or financial condition of Borrower and its Subsidiaries taken as one enterprise, or
(iii) any Material Adverse Change or any event or development or other circumstance which has any reasonable likelihood of causing or resulting in a Material Adverse Change, telephonic or telegraphic notice in reasonable detail specifying the nature of the Event of Default, Default, development or information, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

         (h) promptly and in any event within 15 days after the sending or filing thereof, copies of all reports which Borrower sends to its security holders generally, and copies of all reports and registration statements which Borrower or any of its Subsidiaries files with the SEC or any national securities exchange or the National Association of Securities Dealers, Inc.;

         (i) upon the request of Lender, copies of all federal, state and local tax returns and reports filed by Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

         (j) promptly and in any event within 30 days of Borrower or any Subsidiary learning of any of the following, written notice to Lender of any of the following:

                (i) Borrower or any of its Subsidiaries is or may be liable to any Person as a result of a Release or threat-ened Release which could reasonably be expected to subject Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $250,000 or more;

               (ii)     the receipt by Borrower or any of its
    Subsidiaries of notification that any real or personal property of Borrower or any of its Subsidiaries is subject to any Envi-ronmental Lien;

              (iii) the receipt by Borrower or any of its Subsidiaries of any notice of violation of, or knowledge by Borrower or any of its Subsidiaries that there exists a condition which might reasonably result in a violation by Borrower or any of its Subsidiaries of, any Requirement of Law involving environmental, health or safety matters, except for violation the consequence of which in the aggregate would have no reasonable likelihood of subjecting Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs of $250,000 or more;

               (iv)     the commencement of any judicial or
    administrative proceeding or investigation alleging a violation of any Requirement of Law involving environmental, health or safety matters other than those the consequences of which in the aggregate would have no reasonable likelihood of subjecting Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs of $250,000 or more;

         (k) upon written request by Lender, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to this SECTION 6.12 and any other envi-ronmental, health or safety compliance obligation, remedial obligation or liability, other than those which in the aggregate have no reasonable likelihood of subjecting Borrower and its Subsidiaries to Environmental Liabilities and Costs of $250,000 or more;

         (l) promptly and in any event within 15 days after Borrower learns of the cancellation, by a Governmental Authority or by Borrower or a Subsidiary, of any Prison Contract, irrespective of whether Borrower believes that such cancellation will not have a Material Adverse Effect.

         (m) such other information respecting the business, properties, condition, financial or otherwise, or operations of Borrower or any of its Subsidiaries as Lender may from time to time reasonably request.

    6.13 LEASES. Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them with respect to real property;
(ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases; (iii) not assign any Leases or sublet any portion of the premises or assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect; (iv) provide Lender with a copy of each notice of default under any Lease received by Borrower or any Subsidiary of Borrower immediately upon receipt thereof and deliver to Lender a copy of each notice of default sent by Borrower or any Subsidiary of Borrower under any Lease simultaneously with its delivery of such notice under such Lease; and (v) notify Lender, not later than 30 days prior to the date of the expiration of the term of any Lease, of Borrower's or any Subsidiary of Borrower's intention either to renew or to not renew any such Lease, and, if Borrower or any Subsidiary of Borrower intends to renew such Lease, the terms and conditions of such renewal.

    6.14 EMPLOYEE PLANS. (a) With respect to other than a Multi-employer Plan, for each Qualified Plan hereafter adopted or maintained by Borrower, any of its Subsidiaries or any ERISA Affiliate, Borrower shall (i) seek, and cause such of its Subsidiaries and ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of
Section 401(a) of the Code; and (ii) from and after the adoption of any such Qualified Plan, cause such plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and
Section 401(a) of the Code.

         (b) With respect to each Welfare Benefit Plan hereafter adopted or maintained by Borrower, any of its Subsidiaries or any ERISA Affiliate, Borrower shall comply, and cause such of its Subsidiaries and ERISA Affiliates to comply, with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder.

    6.15 FISCAL YEAR. Borrower shall maintain as its Fiscal Year the 52- or 53-week period ending on the Sunday closest to calendar year-end.

    6.16 BORROWING BASE DETERMINATION.

         (a) Borrower shall conduct, or shall cause to be conducted, at its expense, and upon request of Lender, and present to Lender for approval, such investigations or reviews as Lender shall request for the purpose of determining the Borrowing Base, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be requested. Borrower shall furnish to Lender any information which Lender may request regarding the determination and calculation of the Borrowing Base including, without limitation, correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all obligors.

         (b) Borrower shall promptly notify Lender in writing in the event that at any time Borrower or any of its Subsidiaries receives or otherwise gains knowledge that (i) the Borrowing Base is less than five percent (5%) of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to SECTION 6.11(d) or that (ii) the Revolving Credit Loans borrowed under SECTION 2.1 outstanding at such time exceed the Available Credit as a result of any decrease in the Borrowing Base, and the amount of such excess.

    6.17 ENVIRONMENTAL. Borrower shall, at its cost, upon receipt of any notification or otherwise obtaining knowledge of any Release at any of its or its Subsidiaries' operations or properties or other event that could result in Borrower and its Subsidiaries incurring Environmental Liabilities and costs in excess of $250,000, engage and pay for consultants to conduct tests or assessments of environmental conditions at such operations or properties, including, without limitation, the investigation and testing of subsurface conditions, and shall take such remedial, investigational or other action as any Governmental Authority requires or as is appropriate and consistent with good business practice.

                                ARTICLE VII

                            NEGATIVE COVENANTS

    As long as any of the Obligations or either of the Commitments remain outstanding, without the written consent of Lender:

    7.1 LIENS, ETC. Borrower shall not create or suffer to exist, and shall not permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its or such Subsidiary's properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a) Purchase money Liens or purchase money security interests upon or in any property acquired or held by Borrower or any Subsidiary of Borrower in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; PROVIDED, HOWEVER, that the aggregate principal amount of the Indebtedness secured by the Liens referred to in this clause (a) shall not exceed $3,000,000 at any time outstanding;

          (b) Any Lien securing the renewal, extension or refunding of any Indebtedness or other Obligation secured by any Lien permitted by SUBSECTIONS (a) and (i) of this SECTION 7.1 without any increase in the amount secured thereby or in the assets subject to such Lien;

          (c) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by Borrower or any of its Subsidiaries in the ordinary course of business which secure its obligations to such Person; PROVIDED, HOWEVER, that (i) Borrower or such Subsidiary is not in default with respect to such payment obligation to such Person, (ii) is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof or (iii) the consequences of all such failures in the aggregate would have no Material Adverse Effect;

          (d) Liens (excluding Environmental Liens) securing Taxes, assessments or governmental charges or levies; PROVIDED, HOWEVER, that (i) neither Borrower nor any of its Subsidiaries is in default in respect of any payment obligation with respect thereto unless Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof and (ii) the consequence of all such failures in the aggregate would have no Material Adverse Effect;

          (e) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

          (f) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; PROVIDED, HOWEVER, that all such Liens (i) in the aggregate have no Material Adverse Effect and (ii) do not secure directly or indirectly judgments in excess of $1,000,000;

          (g) Zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of Borrower or any of its Subsidiaries or impair, in any material manner, the use of such property for the purposes for which such property is held by Borrower or any such Subsidiary;

          (h) Liens in favor of landlords securing operating leases permitted by SECTION 7.3; and

          (i)  Liens existing on the date of this Agreement and disclosed on
     SCHEDULE 7.1;

     7.2 INDEBTEDNESS. Borrower shall not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness (including, but not limited to the existing $3,500,000 credit facility extended by Credit Lyonnais Australia Limited to Wackenhut Corrections Corporation Australia Pty Limited) unless, after giving effect to such Indebtedness, Borrower is in compliance with SECTION 5.1.

    7.3 RESTRICTED PAYMENTS. Borrower shall not (i) declare or make, and shall not permit any of its Subsidiaries to declare or make, any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents and except dividends paid to Borrower or any wholly-owned Subsidiary of Borrower by any wholly-owned Subsidiary of Borrower or (ii) purchase, redeem, prepay, defease or otherwise acquire for value or make any payment (other than required payments) on account or in respect of

(or permit any of its Subsidiaries to do so) any principal amount of Indebtedness for borrowed money, now or hereafter outstanding, except the Loans and, in the case of a Subsidiary, payments may be made to Borrower on account of any Indebtedness owing to Borrower by such Subsidiary; PROVIDED, HOWEVER, that following the Revolving Credit Termination Date, Borrower shall be permitted in any Fiscal Year (a "Payment Year") to pay cash dividends on its outstanding Stock and Borrower and its Subsidiaries shall be permitted in any Payment Year to prepay the principal amount of Indebtedness for borrowed money in an aggregate amount not to exceed Twenty-Five percent (25%) of the amount by which
(x) EBIT for the immediately preceding Fiscal Year (a "Measuring
Year") exceeds (y) the sum of (A) all Taxes for such Measuring Year which are not deducted in determining EBIT for such Measuring Year and
(B) all debt service on Indebtedness for borrowed money (including the Obligations) required to be paid during such Payment Year, but such dividend or prepayment shall only be permitted if no Default or Event of Default exists at the time of payment thereof or would result from such payment.

    7.4 MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC. Borrower shall not and shall not permit any of its Subsidiaries to (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person,
(iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, or (v) sell, lease, transfer or otherwise dispose of, whether in one transaction or in a series of transactions, any substantial part of its assets; PROVIDED, HOWEVER, that this SECTION 7.4 shall not restrict Borrower's sale of its INS Detention Facility in Aurora, Colorado in connection with a sale-and-leaseback transaction in which such Facility is leased back by Borrower for a term of no less than five years; and PROVIDED, FURTHER, that this SECTION 7.4 shall not restrict an acquisition by Borrower otherwise prohibited by clause (iii) if such acquisition would not constitute the acquisition of a Significant Subsidiary; and, PROVIDED, FURTHER, that the foregoing shall not restrict redemptions of Stock by Borrower for aggregate consideration of no more than $500,000 upon the exercise by Borrower of rights of first refusal to acquire Stock upon the exercise of outstanding options issued under Borrower's existing stock option plans.

    7.5 INVESTMENTS IN OTHER PERSONS. Borrower shall not, directly or indirectly, make or maintain, or permit any of its Subsidiaries to make or maintain, any loan or advance to any Person or own, purchase or otherwise acquire, or permit any of its Subsidiaries to own, purchase or otherwise acquire, any Stock,

Stock Equivalents, other equity interest, obligations or other securities of, or any assets constituting the purchase of a business or line of business, or make or maintain, or permit any of its Subsidiaries to make or maintain, any capital contribution to, or otherwise invest in, any Person (any such transaction being an "Investment"), except:

                (i) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of Borrower and its Subsidiaries;

               (ii)     Investments in Subsidiaries of Borrower
    in the ordinary course of business of Borrower and its Sub-sidiaries, provided that (a) EACH SUCH Subsidiary is or becomes a Guarantor at or prior to the time of such Investment by executing and delivering to Lender a Subsidiary Guaranty and (b) at least twenty (20) days prior to such Investment, Borrower shall have delivered to Lender each of the following items with respect to the new Subsidiary, in form and substance reasonably satisfactory to Lender: (x) copies of its articles or certifi-cate of incorporation and bylaws (or comparable organization documents in the jurisdiction of incorporation of the Subsid-
    iary), (y) certified copies of all documents evidencing the corporate action of such Subsidiary and copies of all permits, licenses and third-party consents obtained by the new Subsidiary which are required in order for the Subsidiary Guaranty to be legally enforceable in the jurisdiction of incorporation of the new Subsidiary, and (z) such other documents (other than legal opinions) as Lender shall reasonably require;

              (iii) loans or advances to employees of Borrower or any of its Subsidiaries, which loans and advances shall not in the aggregate exceed $100,000 outstanding at any time;

               (iv)     Investments in Cash Equivalents;

                (v)     Investments existing on the date hereof
    and set forth on SCHEDULE 7.5; or

               (vi)     Investments during any Fiscal Year of
    Borrower not otherwise permitted hereby not to exceed $4,000,000 in the aggregate.

    7.6 MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES. Borrower shall not sell or otherwise dispose of any shares of Stock or any

Stock Equivalent of any Subsidiary or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its Stock or any Stock Equivalent or the Stock or any Stock Equivalent of any other Subsidiary, except to Borrower or if otherwise permitted herein to a wholly-owned Subsidiary of Borrower; PROVIDED, HOWEVER, that this Section 7.6 shall not restrict the sale or other disposition of any outstanding Stock or Stock Equivalents in a Subsidiary that is not a Significant Subsidiary at the time of such sale or disposition.

    7.7 CHANGE IN NATURE OF BUSINESS. Borrower shall not, directly or indirectly, make nor permit any of its Subsidiaries to make, any material change in the nature or conduct of its business as carried on at the date hereof.

    7.8 COMPLIANCE WITH ERISA. Borrower shall not, directly or indirectly, and shall not permit any of its Subsidiaries or any ERISA Affiliate to, directly or indirectly, by reason of an amendment or amendments to, or the adoption of, one or more Title IV Plans, permit the present value of all benefit liabilities, as defined in Title IV of ERISA (using the actuarial assumptions utilized by the PBGC upon termination of a plan), to increase by more than $500,000; PROVIDED, HOWEVER, that this limitation shall not be applicable to the extent that the fair market value of assets allocable to such benefits, all determined as of the most recent valuation date for each such Title IV Plan, is in excess of the benefit liabilities. Neither Borrower nor any of its Subsidiaries shall establish or become obligated with respect to any new Welfare Benefit Plan, or modify any existing
Welfare Benefit Plan, which would result in the present value of future liabilities under all such plans to increase by more than $500,000. Neither Borrower nor any of its Subsidiaries shall establish or become obligated to contribute to any new unfunded Pension Plan, or modify any existing unfunded Pension Plan, which would result in the present value of future liabilities under all such plans to increase by more than $500,000.

    7.9 MODIFICATION OF MATERIAL AGREEMENTS. Borrower shall not, and shall not permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate or waive any of their respective rights under, or fail to comply in all material respects with all of its material Contractual Obligations; PROVIDED, HOWEVER, that, with respect to any Contractual Obligations other than the Loan Documents, Borrower and its Subsidiaries may do so if the consequences thereof would not have a Material Adverse Effect; and PROVIDED, FURTHER, that in the event of any breach or event of default by a Person other than Borrower or any of its Subsidiaries, Borrower shall promptly notify Lender of any such breach or event of default and take all such action as may be reasonably


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

necessary in order to endeavor to cause such breach or event of default to be cured.

    7.10 ACCOUNTING CHANGES. Borrower shall not make, nor permit any of its Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to Lender.

    7.11 CONTINGENT OBLIGATIONS. Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume, endorse, be or become liable for, or guarantee, directly or indirectly, or permit or suffer to exist, any Contingent Obligation, except for:

                (i)     Contingent Obligations evidenced by a Loan Document;

               (ii) guarantees by Borrower of Indebtedness of any of its Subsidiaries, to the extent such underlying Indebtedness is permitted hereunder; and

              (iii) guarantees by Subsidiaries of Indebtedness of Borrower or other Subsidiaries of Borrower, to the extent such underlying Indebtedness is permitted by SECTION 7.2.

    7.12 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall not permit any of its Subsidiaries, except as otherwise ex-pressly permitted herein, to do any of the following: (i) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of Borrower or any Subsidiary of Borrower which Affiliate is not a Guarantor; (ii) merge into or consolidate with or purchase or acquire assets from any Affiliate of Borrower or of any Subsidiary of Bor-rower, other than a Guarantor; or (iii) enter into any other transac tion directly or indirectly with or for the benefit of any Affiliate of Borrower or of any Subsidiary of Borrower (including, without limitation, guaranties and assumptions of obligations of any such Affiliate) except for (A) transactions in the ordinary course of busi-ness on a basis no less favorable to Borrower or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, (B) salaries and other employee compensation to officers or directors of Borrower or any of its Subsidiaries commensurate with current compensation levels, and (C) any transaction permitted or required pursuant to the Services Agreement with the Parent and other arrangements described under "Certain Transactions" in the Registration Statement.

    7.13 ADVERSE TRANSACTIONS. Borrower shall not enter into or be a party to, or permit any of its Subsidiaries to enter into or


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be a party to, any transaction the performance of which in the future would be inconsistent with or has any reasonable likelihood of resulting in a breach of any covenant contained herein or give rise to a Default or Event of Default.

    7.14 CANCELLATION OF INDEBTEDNESS OWED TO IT. Borrower shall not cancel, or permit any of its Subsidiaries to cancel, any claim or Indebtedness owed to it except for adequate consideration and in the ordinary course of business.

    7.15 NO NEW SUBSIDIARIES. Borrower shall not, and shall not permit any of the Subsidiaries to, incorporate or otherwise organize any Subsidiary which was not in existence on the Closing Date unless such Subsidiary executes and delivers to Lender a Subsidiary Guaranty.

    7.16 CAPITAL STRUCTURE. Borrower shall not make, and shall not permit any of its Subsidiaries to make, any change in its capital structure (including, without limitation, in the terms of its out-standing Stock), amend its articles or certificate of incorporation or by-laws, or make and shall not permit any of its Subsidiaries to make any change in any of its business objectives, purposes or operations which might in any way adversely affect the ability of any Loan Party to effect repayment of the Obligations or which would have a Material Adverse Effect.

    7.17 NO SPECULATIVE TRANSACTIONS. Borrower shall not and shall not permit any of its Subsidiaries to engage in any speculative transaction or in any transaction involving commodity options or futures contracts or other "derivative" securities except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

    7.18 ENVIRONMENTAL. Borrower shall not, and shall not permit any of its Subsidiaries, any lessee or any other person to, dispose of any Contaminant by placing it in or on the ground or waters of any property owned or leased by Borrower or any of its Subsidiaries if, as the consequence of all such disposals, Borrower and its Subsidiaries would incur Environmental Liabilities and Costs in excess of $250,000.


                               ARTICLE VIII

                             EVENTS OF DEFAULT

    8.1 EVENTS OF DEFAULT. Each of the following events shall be an Event of Default:



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

         (a) Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Loan, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

         (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect when made or deemed made; or

         (c) Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Articles V, VI or VII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for five (5) days after the earlier of the date on which (A) a Responsible Officer of Borrower becomes aware of such failure or (B) written notice thereof shall have been given to Borrower by Lender; or

         (d) Any Loan Party or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebted-ness of such Loan Party or Subsidiary (excluding Indebtedness incurred hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, accelera-tion, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condi-tion is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (e) Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other


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

     similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against any Loan Party or any of its Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this SUBSECTION (e); or

          (f) Any judgment or order for the payment of money in excess of $250,000 to the extent not fully covered by insurance shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or


          (g) (i) With respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA shall occur which in the determination of Lender has a reasonable likelihood of resulting in direct or indirect liability to Borrower or any of its Subsidiaries, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination,
     (iii) with respect to any Multiemployer Plan, Borrower, any of it Subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability,
     (iv) with respect to any Qualified Plan, Borrower, any of its Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (i) through (v) hereof, in the determination of Lender there is a reasonable likelihood for termination of any such plan by the PBGC; PROVIDED, HOWEVER, that the events listed in clauses (i) through (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of Borrower, any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, exceeds $250,000 in any case set forth in (i) through (v) above, or exceeds $250,000 in the aggregate for all such cases; or

          (h) Any provision of any Subsidiary Guaranty after delivery thereof under SECTION 3.1 shall for any reason cease to be valid and binding on any Loan Party thereto, or any such Loan Party shall so state in writing; or


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

        (i) The Parent or its wholly-owned Subsidiaries shall fail to own of record and beneficially at least fifty percent
    (50%) of the outstanding Common Stock and Stock Equivalents of Borrower free and clear of all Liens; or

        (j) There shall occur a Material Adverse Change or an event which would have a Material Adverse Effect; or

        (k) Borrower or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with an Governmental Authority or any judgment, order, decree or similar action shall have been entered against Borrower or any of its Subsidiaries, in either case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $250,000.

    8.2 REMEDIES. If there shall occur and be continuing any Event of Default, Lender (i) shall have the right, by notice to Borrower, to declare its obligation to make Loans and issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall have the right by notice to Borrower, to declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon all Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; PROVIDED, HOWEVER, that upon the occurrence of the Event of Default specified in subparagraph (e) above, (A) the obligation of Lender to make Loans and to issue Letters of Credit shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower. In addition to the remedies set forth above, Lender may exercise any remedies provided for by any of the other Loan Documents in accordance with the terms thereof or any other remedies provided by applicable law.

    8.3 ACTIONS IN RESPECT OF LETTERS OF CREDIT. (a) Upon the giving of notice to Borrower pursuant to clause (i) or (ii) of the first sentence of SECTION 8.2, Borrower shall pay to Lender in same day funds at Lender's office, for deposit in a special non-interest-bearing cash collateral account (the "L/C Cash Collateral


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

Account") to be maintained in the name of Lender an amount equal to all outstanding Letter of Credit Obligations.

         (b) Borrower hereby pledges, and grants to Lender a Lien on and security interest in, all of its right, title and interest in and to all funds held in the L/C Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due and to become due from Borrower to Lender under the Loan Documents.

         (c) Lender may, from time to time after funds are deposited in the L/C Cash Collateral Account, apply funds then held in the L/C Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall have become or shall become due and payable by Borrower to Lender in respect of the Letter of Credit Obligations.

         (d) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the L/C Cash Collateral Account.

         (e) Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the L/C Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect to the L/C Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

         (f) Lender may also exercise, in its sole discretion, in respect of the L/C Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC in effect in the State of Florida at that time, and Lender may, without notice except as specified below, sell the L/C Cash Collateral Account or any part thereof in one or more parcels at public or private sale, at any of Lender's offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of the L/C Cash Collateral Account, regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.


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

         (g) Any cash held in the L/C Cash Collateral Account, and all cash proceeds received by Lender in respect of any sale of, collection from or other realization upon all or any part of the L/C Cash Collateral Account, may, in the discretion of Lender, then or at any time thereafter be applied (after all payments provided for in SECTION 8.3(c), the expiration of all outstanding Letters of Credit and the payment of any amounts payable pursuant to SECTION 9.4) in whole or in part by Lender against all or any part of the other Obligations in such order as Lender shall elect. Any surplus of such cash or cash proceeds held by Lender and remaining after the indefea sible cash payment in full of all of the Obligations shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive such surplus.


                                ARTICLE IX

                               MISCELLANEOUS

    9.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    9.2 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telecopy communication) and mailed, telecopied or delivered by hand, (i) if to Borrower, at its address at 1500 San Remo Avenue, Coral Gables, Florida 33149 (telecopy number: (305) 662-7305) (telephone number: (305) 662-7396), Attention: Chief Financial Officer; (ii) if to Lender, at its address at 701 Brickell Avenue, Miami, Florida 33131
(telecopy number: (305) 350-7005) (telephone number: (305) 789-3083),
Attention:  Corporate Lending Department/Andrew Hahn, Vice President;
or, (iii) as to Borrower or Lender, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied or delivered, be effective three (3) days after being deposited in the mails, when telecopied with confirmation of receipt or when delivered by hand to the addressee or its agent, respectively, except that notices and communications to Lender pursuant to Article II shall not be effective until received by Lender.

    9.3 NO WAIVER; REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise


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

thereof or the exercise of any other right. The remedies herein provided to Lender are cumulative and not exclusive of any remedies provided by law.

    9.4 COSTS; EXPENSES; INDEMNITIES. (a) Borrower agrees to pay on demand (i) all costs and expenses of Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the fees and out-of-pocket expenses of counsel to Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities under this Agreement and the other Loan Documents, and (ii) all costs and expenses of Lender (including, without limitation, counsel fees and expenses) in connec tion with the enforcement (whether through negotiation, legal proceed ings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder or thereunder; PROVIDED, HOWEVER, that Borrower shall not be required to pay legal fees of Lender's counsel for services rendered through the Closing Date in excess of $12,500; and PROVIDED, FURTHER, that Borrower shall not be required to pay any costs or expenses incurred by or on behalf of Lender in reviewing documents and information provided to Lender under
SECTION 7.5(ii)(b) hereof.

         (b) Borrower agrees to defend, protect, indemnify and hold harmless Lender and its Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, lia-

bilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investi gation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of Borrower or any of its Subsidiaries involving any property, or


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

damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Contaminant present or arising out of the operations of any facility of Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) the making of any assignments of or participations in the Loans or Letters of Credit and the management of such Loans and Letters of Credit; or (v) the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); PROVIDED, HOWEVER, that Borrower shall not have any obligation under this
SECTION 9.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

     (c) If Lender receives any payment of principal of, or is subject to a conversion of, Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, as a result of any payment or conversion made by Borrower or acceleration of the maturity of the Loans pursuant to Section 8.2 or for any other reason, Borrower shall, upon demand by Lender, pay to Lender all amounts required to compensate Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain such Loan.

     (d) Borrower shall indemnify Lender for, and hold Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against Lender by any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan party or its Subsidiaries in connection with the transactions contemplated by this Agreement.

      (e) Lender agrees that in the event that any such investigation, litigation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any remedial, removal or response action is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify Borrower in writing.



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         (f)  Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, and Borrower, in any event, may participate in the defense thereof with legal counsel of Borrower's choice. In the event that such Indemnitee requests Borrower to defend against such investigation, litigation or proceeding or requested remedial, removal or response action, Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

         (g) The obligations of Borrower under this SECTION 9.4 shall survive repayment of the Loans and termination of the Commitments.

    9.5 RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not Lender shall have made any demand under this Agreement or any Letter of Credit Reim-bursement Agreement or any other Loan Document and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

    9.6 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

    9.7 ASSIGNMENTS AND PARTICIPATIONS. (a) Lender may sell, transfer, negotiate or assign to one or more other financial institu tions all or a portion of its Commitments, and the Loans


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

and Letter of Credit Obligations owing to it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that each such assignment shall be of a constant, and not a varying, percentage of all of Lender's rights and obligations under this Agreement. The parties to each assignment shall execute and deliver to Lender, for its acceptance and recording, an agreement of assignment and acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such assignment and acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such assignment and acceptance, have the rights and obligations of Lender hereunder and thereunder, and (B) Lender shall, to the extent that its rights and obligations under this Agreement have been assigned by it pursuant to such assignment and acceptance, relinquish its rights and be released from its obligations under the Loan Documents (and, in the case of such assignment and acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, Lender shall cease to be a party hereto).

         (b) By executing and delivering such assignment and acceptance, Lender, as assignor thereunder, and the assignee thereunder confirm to and agree with each other and Borrower as follows: (i) other than as provided in such assignment and acceptance, Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of each of the financial statements referred to in SECTION 4.5 of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment and acceptance; (iv) such assignee will, independently and without reliance upon Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Lender to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Lender by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as Lender.

         (c) Lender shall maintain at its address referred to in SECTION 9.2 a copy of each assignment and acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the assignees and the Commitments of and principal amount of the Loans owing to each assignee from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, Lender may treat each Person whose name is recorded in the Register as Lender for all purposes of this Agreement. The Register shall be available for inspection by Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an assignment and acceptance executed by Lender and an assignee, Lender shall, if such assignment and acceptance has been completed, (i) accept such assignment and acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower.

         (e) Lender may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by Lender, (i) Lender's obligations under the Loan Documents (including, without limitation, its Commitment(s)) shall remain unchanged, (ii) Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) all Obligations and Loans owing to Lender shall remain payable to Lender for all purposes of this Agreement, and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obliga tions under this Agreement.

    9.8 GOVERNING LAW; SEVERABILITY. This Agreement and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the internal law of the State of Florida.

    9.9 SUBMISSION TO JURISDICTION; JURY TRIAL. (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of Florida or of the United States of America for the Southern District of Florida, and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at its address provided herein.

         (c) Nothing contained in this SECTION 9.9 shall affect the right of Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

    9.10 SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

    9.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    9.12 ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

    9.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THIS AGREEMENT AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                             WACKENHUT CORRECTIONS CORPORATION



                             By:
                                ----------------------------------------------
                                 Name:
                                      ----------------------------------------
                                 Title:  Assistant Tresurer
                                        -------------------------------------



                             BARNETT BANK OF SOUTH FLORIDA, N.A.



                             By: /s/ Andrew Hann
                                 --------------------------------------------
                                 Name: Andrew Hann
                                      ---------------------------------------
                                 Title: Vice President
                                        -------------------------------------

                                                                       EXHIBIT A

                           FORM OF NOTICE OF BORROWING


                                                  [Date]


Barnett Bank of South Florida, N.A.,
701 Brickell Avenue
Miami, Florida 33131
Attention: Corporate Lending Department/Andrew Hahn

          Re:  Wackenhut Corrections Corporation

Gentlemen:

          The undersigned, Wackenhut Correction Corporations, refers to the Credit Agreement, dated as of December 12, 1994, between the undersigned and Barnett Bank of South Florida, N.A. (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined), and hereby gives you notice, irrevocably, pursuant to Section
2.3 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Loan (the "Proposed Loan") as required by
Section 2.3 of the Credit Agreement;

               (i) The Business Day of the Proposed Loan is _______, 199__.

               (ii) The aggregate amount of the Revolving Credit Loans constituting the Proposed Loan is $_____________________, [of which amount $________ consists of [Prime Rate Loans] [$__________ consists of Eurodollar Rate Loans having an initial Interest Period of _______ days].

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

               (A) the representations and warranties contained in Article IV of the Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of such date; and

               (B) no Default or Event of Default is continuing, or would result from such Proposed Loan.

                                        Very truly yours,

                                        WACKENHUT CORRECTIONS CORPORATION

                                        By
                                          -------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT B


                  FORM OF NOTICE OF CONVERSION OR CONTINUATION


                                                  [Date]


Barnett Bank of South Florida, N.A.,
701 Brickell Avenue
Miami, Florida 33131
Attention: Corporate Lending Department/Andrew Hahn

          Re: Wackenhut Corrections Corporation

Gentlemen:

          The undersigned, Wackenhut Corrections Corporation (the "Borrower"), refers to the Credit Agreement, dated as of December 12, 1994, between the Borrower and Barnett Bank of South Florida, N.A. (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being wed herein as defined therein), and hereby gives you notice pursuant to Section [2.3] [2.8] of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] on _____________ ___, 19__ of $________ in principal amount of presently outstanding [Revolving Credit Loans] [Term Loans] that are [Prime Rate Loans] [Eurodollar Rate Loans having an Interest Period ending on ______ __, 19__] [to] [as] [Prime Rate] [Eurodollar Rate] [Term] Loans. The interest Period for such amount requested to be converted to or continued as Eurodollar Rate Loans is [30] [60] [90] days.

          In connection with herewith, the undersigned hereby certifies that no default or Event of Default is continuing on the date hereof.


                                        Very truly yours,

                                        WACKENHUT CORRECTIONS CORPORATION

                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C

                              REVOLVING CREDIT NOTE

$15,000,000.00                                                 December 12, 1994

          FOR VALUE RECEIVED, the undersigned, Wackenhut Corrections Corporation, a Florida corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of Barnett Bank of South Florida, N.A. (the "Lender") the principal sum of Fifteen Million and No/100 United States Dollars ($15,000,000.00), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans (as defined in the Great Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement, payable at such times, and in such amounts, as are specified in the Credit Agreement.

          The Borrower promises to pay interest on the unpaid principal amount of the Revolving Credit Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Barnett Bank of South Florida, N.A. at 701 Brickell
Avenue, Miami, Florida 33131, in immediately available funds. The Revolving Credit Loans made by the Lender to the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender on its books which shall be prima facie evidence of thereof.

          This Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of December 12, 1994 (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement"), between the Borrower and the Lender, and the other Loan Documents referred to therein and entered into pursuant thereto, The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the United States dollar amount first above mentioned and the indebtedness of the Borrower resulting from such Revolving Credit
Loans being evidenced by this Note, and (ii) contained provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          This Note is entitled to the benefits of certain guaranties as provided in the Loan Documents (as defined in the Credit Agreement).

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

          This Note shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to conflicts of law provisions) of the State of Florida.

     In the event that this Note shall at any time after maturity be placed with an attorney for collection, Borrower agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including reasonable attorneys' fees, incurred by Lender in collecting the indebtedness due hereunder.

     BORROWER AND LENDER (BY ACCEPTANCE OF THIS INSTRUMENT) HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER ENTERING INTO THE SUBJECT LOAN TRANSACTION.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer on the day and year first above written.


                                        WACKENHUT CORRECTIONS CORPORATION


                                        By:
                                           -------------------------------
                                           Title:

NASSAU                         )
                               )
COMMONWEALTH OF THE BAHAMAS    )

     Executed before me this ____ day of December, 1994.



                               ------------------------------------
                               Notary Public

                                                                       EXHIBIT D

                                    TERM NOTE


$______________                                            _______________, 1997


          FOR VALUE RECEIVED, the undersigned, Wackenhut Corrections Corporation, a Florida corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of Barnett Bank of South Florida, N.A. (the "Lender") the principal sum of _____________ United States Dollars ($______________), or, if less, the unpaid principal amount of the Term Loan (as defineds in tge Crdit Agreement referred to below) made by the Lender, payable at such times, and in such amounts, as are specified in the Credit Agreement.

          The Borrower promises to pay interest on the unpaid principal amount of the Term Loans from the date hereof until such principal amount is paid in full, at such interest rate, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Barnett Bank of South Florida, N.A., at 701 Brickell Avenue, Miami, Florida 33131, in immediately available funds.

          This Note is the Term Note referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of December 12, 1994 (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement"), between the Borrower and the Lender and the other
Loan Documents referred to therein and entered into pursuant thereto. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loan by the Lender to the Borrower in an amount not to exceed the United States Dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term Loan being evidenced by this Note, and (ii) contain provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         This Note is entitled to the benefits of certain guaranties as provided in the Loan Documents (as defined in the Credit Agreement).

         Demand, presentment, protest and notice of non payment and protest are hereby waived by the Borrower.

         This Note shall be governed by, and construed and enforced in accordance with, the internal laws (as opposed to conflicts of law provisions) of the State of Florida.

     In the event that this Note shall at any time after maturity be placed with an attorney for collection, Borrower agrees to pay, in addition to the entire unpaid principal balance and interest due hereunder, all collection costs, including reasonable attorneys' fees, incurred by Lender in collecting the indebtedness due hereunder.

     BORROWER AND LENDER (BY ACCEPTANCE OF THIS INSTRUMENT) HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER ENTERING INTO THE SUBJECT LOAN TRANSACTION.

     IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized officer on the day and year first above written.


                                        WACKENHUT CORRECTIONS CORPORATION


                                        By:
                                           -------------------------------
                                           Title:

STATE OF               )
                       )SS
COUNTY OF              )


     The foregoing instrument was acknowledged before me this _____day of ___________, 1994 by ___________________, as ________________ of Wackenhut
Corrections Corporation, a Florida corporation, on behalf of the corporation. He/she is personally known to me or has produced a driver's license as identification and did not take an oath.



                                        ---------------------------------------
                                        Signing as Notary Public and not as a
                                        maker or endorser of this Note
                                        Print or Stamp Name:
                                                            -------------------
                                        Notary Public, State of _________ at
                                             Large
                                        Commission No.:
                                        My Commission Expires:

                                                                       EXHIBIT E

                              December 12, 1994



Barnett Bank of South Florida, N.A.
701 Brickell Avenue
Miami, Florida 33131

Ladies and Gentlemen:

     We understand that you have agreed to extend credit to our subsidiary, Wackenhut Corrections Corporation, a Florida corporation ("Wackenhut Corrections"), pursuant to a Credit Agreement (the "Credit Agreement"), dated as of the date hereof. We concur with the transactions contemplated by the Credit Agreement, and acknowledge that your extension of credit to Wackenhut Corrections under the Credit Agreement will benefit us as we own a controlling interest in Wackenhut Corrections.

     Accordingly, we wish to assure you that we will continue to cause the continued prudent management of Wackenhut Corrections, particularly as it relates to the repayment of Wackenhut Corrections' obligations to you. In order to ensure the repayment of all of Wackenhut Corrections' obligations to you, we will also (i) provide such support, managerial and otherwise, to Wackenhut Corrections, as may be necessary and (ii) act in all respects, as a shareholder of Wackenhut Corrections, in a manner consistent therewith.

                                        Very truly yours,

                                        THE WACKENHUT CORPORATION


                                        By:
                                           -----------------------------------
                                           ------------------, ---------------

                                                                       EXHIBIT F

                          [FORM OF SUBSIDIARY GUARANTY]

          GUARANTY, dated December 12, 1994, made by __________, a ____________
corporation ("Guarantor"), in favor of BARNETT BANK OF SOUTH FLORIDA, N.A. ("Lender").


                              W I T N E S S E T H:

          WHEREAS, Wackenhut Corrections Corporation, a Florida corporation ("Borrower"), has entered into a Credit Agreement, dated as of December 12, 1994 (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined); and

          WHEREAS, Borrower owns beneficially and of record 100% of the capital stock of Guarantor, and Borrower and Guarantor are members of the same consolidated group of companies and are engaged in related businesses, and Guarantor will derive direct and indirect economic benefit from the Loans and Letters of Credit; and

          WHEREAS, it is a condition precedent under the Credit Agreement to the making of Loans and the issuance of Letters of Credit that Guarantor shall have executed and delivered this Guaranty.

          NOW THEREFORE, in consideration of the premises and to induce Lender to make Loans and issue Letters of Credit, Guarantor hereby agrees as follows:

          SECTION 1. GUARANTY. Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, and any and all expenses (including, without limitation, counsel fees and expenses) incurred by Lender in enforcing any rights under this Guaranty. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection.

          SECTION 2. GUARANTY ABSOLUTE. Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of any provision of the Credit Agreement, the Notes or any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Obligations;

        (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents;

       (iii) any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

        (iv) The absence of any attempt to collect any of the Obligations from Borrower or any other guarantor or any other action to enforce the same or the election of any remedy by Lender;

         (v) any waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provision of the Credit Agreement, the Notes or any other Loan Document;

        (vi) the election by Lender in any proceeding under chapter 11 of the Bankruptcy Code of the application of section 1111(b)(2) of the Bankruptcy Code;

       (vii) any borrowing or grant of a security interest by Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code;

      (viii) the disallowance, under section 502 of the Bankruptcy Code, of all or any portion of the claims of Lender for payment of any of the Obligations; or

        (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

          SECTION 3. WAIVER. (a) Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (B) any requirement that Lender protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against Borrower or any other Person or any collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of Borrower, (D) protest or notice with respect to nonpayment of all or any of the Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that same be made on Borrower as a condition precedent to Guarantor's obligations hereunder); and
(ii) covenants and agrees that this Guaranty will not be discharged except by complete payment and performance of the Obligations and any other obligations of Guarantor contained herein.

          (b) If, in the exercise of any of its rights and remedies, Lender shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Lender and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower shall not impair the obligation of Guarantor to pay the full amount of the Obligations or any other obligation of Guarantor contained herein.

          (c) In the event Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Loan Documents, Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral being sold at such sale, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled by reason of such bidding at any such sale.

          (d) Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, Lender is prevented by applicable law from exercising its right to accelerate the maturity of the Obligations, to collect interest on the Obligations, or to enforce or exercise any other right or remedy with respect to the Obligations, Guarantor agrees to pay to Lender, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by Lender.

          (e) Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of each other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof, that diligent inquiry would reveal. Guarantor hereby agrees that Lender shall have no duty to advise Guarantor of information known to Lender regarding such condition or any such circumstance. In the event that Lender in its sole discretion undertakes at any time or from time to time to provide any such information to Guarantor, Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, Lender wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to Guarantor.

          (f) Guarantor consents and agrees that Lender shall be under no obligation to marshall any assets in favor of Guarantor or otherwise in connection with obtaining payment of any or all of the Obligations from any Person or source.

          SECTION 4. NO SUBROGATION ETC. Guarantor will not exercise any rights which it may acquire by way of subrogation, contribution or reimbursement by reason of this Guaranty, or by any payment made hereunder.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents and warrants to Lender as follows:

          (a) Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of its incorporation; (ii) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction, except for failures which in the aggregate would have no Material Adverse Effect; (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate of incorporation and by-laws; (v) is in compliance with all other applicable Requirements of Law except for such noncompliances as in the aggregate would have no Material Adverse Effect; and
(vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant of transfer thereof or failures which in the aggregate would have no Material Adverse Effect.

          (b) The execution, delivery and performance by Guarantor of this Guaranty and the other Loan Documents to which it is a party:

            (i)   are within its corporate powers;

           (ii) have been duly authorized by all necessary corporate action, including, without limitation, the consent of shareholders where required; and

          (iii) do not and will not (A) contravene its certificate of incorporation or by-laws or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any of its Contractual Obligations, (D) result in the creation or imposition of any Lien upon any of its property, or (E) require the consent, authorization by, or approval of, or notice to, or filing or registration with, any Governmental Authority or any other Person, other than those which have been obtained and copies of which have been delivered to Lender pursuant to Section 3.1 of the Credit Agreement, each of which is in full force and effect.

          (c) This Guaranty has been duly executed and delivered by Guarantor and is the legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms.

          (d) There are no pending or, to the knowledge of Guarantor, threatened actions, investigations or proceedings affecting Guarantor or any of its subsidiaries before any Governmental Authority or arbitrator other than those that in the aggregate, if adversely determined, would have no Material Adverse Effect. The performance by Guarantor under this Guaranty and under each of the other Loan Documents to which it is a party is not restrained or enjoined (either temporarily, preliminarily or permanently) and no conditions have been imposed by any Governmental Authority or arbitrator that in the aggregate would have a Material Adverse Effect.

          SECTION 6. AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by Lender, limit the liability of Guarantor (other than as expressly provided herein) or postpone any date fixed for payment hereunder.

          SECTION 7. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to Guarantor, addressed to it at the address of Guarantor specified on the signature pages hereof, if to Lender, addressed to it at the address of Lender specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively.

          SECTION 8. NO WAIVER; REMEDIES. (a) No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or any of the other Loan Documents.

          (b) Failure by Lender at any time or times hereafter to require strict performance by Borrower, Guarantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by Borrower, Guarantor or such other Person and delivered to Lender shall not waive, affect or diminish any right of Lender at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of Lender or any agent, officer, employee of Lender.

          (c) No waiver by Lender of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Lender permitted hereunder shall in way affect or impair any of the rights of Lender or the obligations of Guarantor under this Guaranty or under any of the other Loan Documents. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Obligations shall be conclusive and binding on Guarantor irrespective of whether Guarantor was a party to the suit or action in which such determination was made.

          SECTION 9. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not Lender shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Lender agrees promptly to notify Guarantor after any such set-off and application made by Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

          SECTION 10. CONTINUING GUARANTY; TRANSFER OF NOTES. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until indefeasible payment in full of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by Lender and its successors, transferees, and assigns. Without limiting the generality of the foregoing clause (iii), Lender may assign or otherwise transfer any Note held by it or Obligations owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to Lender herein or otherwise with respect to such Note and Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 9.7 of the Credit Agreement in respect of assignments.

          SECTION 11. LIMITATION OF GUARANTY. Anything to the contrary in this Guaranty notwithstanding, the maximum liability hereunder of Guarantor shall not at any time exceed the greater of (a) the amount of the economic benefit received by Guarantor from the Loans and (b) the highest of (i) 95% of the Adjusted Net Worth of Guarantor at the date hereof, (ii) 95% of Adjusted Net Worth of Guarantor at the date of the commencement of a case under title 11 of the United States Code involving Borrower or Guarantor, and (iii) 95% of the Adjusted Net Worth of Guarantor at the date enforcement hereunder is sought; PROVIDED, HOWEVER, that, if by reason of the foregoing, the Adjusted Net Worth of Guarantor at the date hereof would be the maximum liability of Guarantor hereunder and the outstanding principal amount of and unpaid interest on the Term Loan is less than such maximum liability, Guarantor's maximum liability hereunder shall be equal to (A) the outstanding principal amount of and unpaid interest on the Term Loan plus (B) the excess, if any, of (x) the greatest of the Adjusted Net Worth of Guarantor at the date the last Revolving Credit Loan was made, the Adjusted Net Worth of Guarantor at the date of the commencement of a case under title 11 of the United States Code involving Borrower or Guarantor and the Adjusted Net Worth of Guarantor at the date enforcement hereunder is sought over (Y) the outstanding principal amount of and unpaid interest on the Term Loan. "Adjusted Net Worth" of Guarantor, as of any date of determination thereof, means the excess of (x) the aggregate fair saleable value of the assets of Guarantor as of such date determined in accordance with applicable federal and state laws governing determina-tions of the insolvency of debtors and (y) the amount of all liabilities of Guarantor, contingent or otherwise, as of such date, determined on the basis provided in clause (x) above (but excluding all potential liabilities under this Guaranty).

          SECTION 12. JOINT AND SEVERAL LIABILITY WITH OTHER GUARANTORS; CONTRIBUTION. The obligations of the Guarantor hereunder shall be joint and several with all Other Guarantors (as hereinafter defined), each one being liable for the payment and performance of all the Obligations, and it shall not be necessary or required that the Lender commence proceedings against, or enforce any of the provisions of the Loan Documents against, the Guarantor and one or more of the Other Guarantors in order to charge the Guarantor with liability hereunder. To the extent that any Other Guarantor (a "Paying Guarantor") makes a payment of a portion of the Obligations which exceeds the greater of (i) the amount of economic benefit actually received by the Paying Guarantor from the Loan and the Letters of Credit and (ii) the amount which the Paying Guarantor would otherwise have paid if the Paying Guarantor had paid the aggregate amount of the Obligations in the same proportion as the Paying Guarantor's net worth at the date of enforcement of the Obligations against the Paying Guarantor is sought bears to the aggregate net worth of the Guarantor and all the Other Guarantors (including the Paying Guarantor) at such date, THEN, subject to the limitations of Section 11, the Guarantor shall reimburse the Paying Guarantor for the amount of such excess, PRO RATA based on the respective net worths of the Guarantor and all Other Guarantors (including the Paying Guarantor). As used herein, the term "Other Guarantors" shall mean all other guarantors of the Obligations whose guarantees contain a provision in substance the same as this section.

          SECTION 13. REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Loan Party's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations or such part thereof, whether as a "voidable preference", "fraudulent transfer", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          SECTION 14. GOVERNING LAW. This Guaranty shall be governed by, and construed and interpreted in accordance with, the law of the State of Florida, without regard to conflict of laws principles thereof. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Guaranty.

          SECTION 15.  SUBMISSION TO JURISDICTION; JURY TRIAL.
(a) Any legal action or proceeding with respect to this Guaranty or any document related thereto may be brought in the courts of the State of Florida or the United States of America for the Southern District of Florida, and, by execution and delivery of this Guaranty, Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

          (b) Guarantor irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor at its address provided herein, such service to become effective 30 days after such mailing.

          (c) Nothing contained in this Section 15 shall affect the right of Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Guarantor or any of Guarantor's property in any other jurisdiction.

          SECTION 16. WAIVER OF RIGHT TO JURY TRIAL. GUARANTOR WAIVES, AND BY ITS ACCEPTANCE OF THIS GUARANTY LENDER WAIVES, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR OTHER ACTION OF ANY LOAN PARTY.

          SECTION 17. SECTION TITLES. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

          SECTION 18. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

          SECTION 19. MISCELLANEOUS. All references herein to Borrower or to Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower or Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

                                        [GUARANTOR]


                                        By:
                                           --------------------------------
                                           Title:

                                                                       EXHIBIT G

                         FORM OF REQUEST OF ISSUANCE OF
                                LETTER OF CREDIT


                                                  [Date]

Barnett Bank of South Florida, N.A.
701 Brickell Avenue
Miami, Florida 33131
Attention:  Corporate Lending Department/Andrew Hahn

          Re: Credit Agreement dated as of December 12, 1994 (the "Credit Agreement"), between Wackenhut Corrections Corporation (the "Borrower") and Barnett Bank of South Florida, N.A. (the "Issuer")

Dear Sirs:

          Pursuant to Section 2.16 of the Credit Agreement, this writing represents notice of the undersigned's requested issuance by the Issuer of a Letter of Credit on behalf of the Borrower in the form of a standby letter of
credit, for the benefit of [1]          , in the amount of $
[2]                ,                 with an effective date of
[3]                  , 19  (the "Effective Date") and an expiry date of
           [4]                , 19   .

          The undersigned hereby certifies that (i) the representations and warranties of the undersigned contained in the Credit Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the date of issuance of such Letter of Credit; (ii) no Default or Event of Default has occurred and is continuing on the date hereof or on the date of issuance of such Letter of Credit or will result from the issuance of such Letter of Credit; and (iii) the conditions set forth in Article III of the Credit Agreement have been satisfied.


                            [CONTINUED ON NEXT PAGE]

          Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this notice.

                                   WACKENHUT CORRECTIONS CORPORATION


                                   By:
                                      ------------------------------
                                        Name:
                                        Title



- -----------------------------------
[1]  Insert name and address of beneficiary.
[2]  Aggregate maximum stated amount of Letter of Credit.
[3]  Insert effective date.
[4] Insert last date upon which drafts may be presented, which date shall be no later than the 30 days prior to Revolving Credit Termination Date

                                    EXHIBIT H

[LOGO]                                            NOTIFICATION AND AGREEMENT FOR
                                                        STANDBY LETTER OF CREDIT

Please issue an irrevocable standby               ------------------------------
letter of credit for our account and                     FOR BANK USE ONLY
deliver by / / Teletransmission  / / Mail         Int'l Approval________________
           / / Courier, to  / / Applicant         Date__________________________
           / / Beneficiary  / / Advising Bank     Credit No.____________________
           / / Other  ___________________         ------------------------------

- --------------------------------------------------------------------------------
                APPLICANT                              BENEFICIARY
- --------------------------------------------------------------------------------
NAME                                    NAME
- --------------------------------------------------------------------------------
ADDRESS                                 ADDRESS
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
INDIVIDUALS AUTHORIZED TO ACT ON
APPLICANT'S BEHALF                                    ADVISING BANK
- --------------------------------------------------------------------------------
NAME                                    NAME
- --------------------------------------------------------------------------------
TITLE                                   ADDRESS
- --------------------------------------------------------------------------------
NAME
- --------------------------------------------------------------------------------
TITLE
- --------------------------------------------------------------------------------
Expiry Date _________________           In the amount of _______________________
                                                                (Numerals)
- --------------------------------------------------------------------------------
                                (Amount in Words)

Partial Drawings   / /  Permitted  / /  Prohibited.

Available by drafts at sight at your option on you or any of your agents or correspondents accompanied by the following documents.









Special Instructions:___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Debit our account number _______________________ for all payments and charges.

The applicant hereby acknowledges and agrees that the Application shall not be deemed to have been accepted by the Bank nor shall it be binding upon the Bank until the requested letter of credit has been issued by the Bank. By its execution of this Application, Applicant acknowledges that Applicant has read the attached "Terms and Conditions" and agrees to be bound by them. Unless otherwise stated, the Letter of Credit is to be issued subject to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce.

        Signature Verification__________   Barnett Bank of _____________________

Applicant ______________________________   By _____________________ Date________
                                               Authorized Officer
By _______________________ Date ________
        Title___________________________            Title_______________________
      Address___________________________          Address_______________________
             ___________________________                 _______________________
             ___________________________                 _______________________
    Telephone___________________________        Telephone_______________________


      White--Original * Canary--Bank * Pink/Terms and Conditions--Customer

                TERMS AND CONDITIONS FOR STANDBY LETTER OF CREDIT

IF APPLICANT AND BANK HAVE EXECUTED AND DELIVERED A CONTINUING AGREEMENT FOR FINANCIAL ACCOMODATION, THE TERMS AND CONDITIONS THEREOF SHALL APPLY TO THE CREDIT REQUESTED IN THE APPLICATION. IF NO SUCH AGREEMENT HAS BEEN EXECUTED AND DELIVERED, THE FOLLOWING TERMS AND CONDITIONS SHALL APPLY.

1. The following capitalized terms shall have the meanings in this Application as set forth below.

     "Accepted Draft" means any draft accepted by Bank under the Credit.

     "Business Day" means a day which is not a Saturday, Sunday or a day on which Bank is not open for business in the ordinary course.

     "Code" means the Uniform Commercial Code as in effect under the law governing this Application.

     "Collateral" means (i) all funds and Property (a) left with, or otherwise in possession of, Bank (for safekeeping or otherwise), and (b) from time to time payable or deliverable with respect to funds or Property held by Bank, and (c) any and all proceeds and products of the foregoing.

     "Credit" means any letter of credit requested and issued under the Application, and any extension, modification or renewal thereof.

     "Draft" means any draft or other request for payment drawn under any Credit or otherwise.

     "Event of Default" means (i) the nonpayment of any of the Liabilities (under this Application or otherwise), when due, (ii) the failure of Applicant to perform or observe any of the terms of this Application or any other agreement between Bank and Applicant, (iii) the dissolution or termination of existence of Applicant, (iv) the institution by or against Applicant of any proceeding seeking to adjudicate Applicant as bankrupt or insolvent, or seeking liquidation, reorganization, protection, or relief, of Applicant or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for Applicant or for any substantial part of its property,
     (v) any seizure, vesting or intervention by or under authority of a government by which the management of Applicant is displaced or its authority in the control of its business is curtailed, (vi) the attachment of or restraint as to any funds or other property which may be in, or come into, the possession or control of Bank (or of any third party acting on Bank's behalf) for the account or benefit of Applicant, or the issuance of any order of court or other legal process against the same, or (vii) the occurrence of any of the above events with respect to any person or entity which has guaranteed any Liabilities (whether under this Application or otherwise).

     "Liabilities" means and includes any and all liabilities or obligations, however created, now existing or hereafter arising, whether joint or several, absolute or contingent, however evidenced and acquired, of Applicant to Bank.

     "Property" means and includes inventory, equipment, farm products and other goods, documents and instruments, including documents of title, policies and certificates of insurance, securities and chattel paper, accounts, general intangibles, and any and all other types of property, including deposit accounts, together with all proceeds and products thereof, all rights of Applicant thereto and all records and documents relative thereto.

     "Regulatory Change" means any change in any law, regulation or interpretation which either (i) imposes or modifies any reserve, special deposit or similar requirement against letters of credit issued, or drafts accepted, by Bank or (ii) imposes on Bank any other condition relating, directly or indirectly, to this Application, Credits or Accepted Drafts, the effect of which shall be to increase the cost to Bank of issuing or maintaining Credits or Accepted Drafts.

     "Stated Rate" shall mean that annual rate of interest agreed to in writing by Bank and Applicant or, if there is no written agreement, that annual rate of interest equal to 3% per annum above that rate of interest as is announced by Barnett Banks, Inc., as its prime rate of interest from time to time, which is not necessarily Bank's best or lowest rate, with changes to the rate to be effective on the date on which any change is announced (in each case computed on the basis of a 360 day year and the actual number of days elapsed). Notwithstanding the foregoing or anything contained herein to the contrary, no provision of this Application shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law.

     "Taxes" means any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivision thereof.

     "UCP" means the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce.

2. If the Expiry Date is not a Business Day, then the Expiry Date shall be the first Business Day following the Expiry Date.

3. Bank may, with the prior approval of Applicant, (i) correct errors in this Application or the Credit or (ii) waive discrepancies on the documents presented under the Credit. Authorization may be given by any means of communication. Any correction or waiver authorized by Applicant shall be noted in the records of Bank and shall constitute prima facie evidence of Applicant's authorization.

4. Bank reserves the right, in its sole discretion, to reject or use any or all of any proposed form of letter of credit, documentation or language submitted by Applicant.

5. Applicant shall pay on demand to Bank (in immediately available funds) (i) the amount of each Draft or Accepted Draft, (ii) commissions in respect of the Credit, and if applicable, Accepted Drafts, computed on such amounts and at such rates as Applicant and Bank may agree, and in the absence of such agreement, on such amounts and at such rates as Bank may customarily charge, (iii) all costs, expenses and liabilities which Bank may pay or incur in accordance with or as a result of the Credit or any Accepted Draft, including, without limitation, all costs, expenses and liabilities set forth in Section 13, and (iv) interest on all amounts remaining unpaid from time to time hereunder from the earlier of the due date or demand for payment thereof at the Stated Rate. With respect to time Drafts and Accepted Drafts, Bank may advise Applicant of the amount and the maturity date. If so advised, Applicant shall pay Bank (if Bank has not made demand for payment) sufficiently in advance of maturity to enable Bank to make payment in same day funds no later than one business day prior to maturity. All payments to Bank shall be made free and clear of, and without deduction for, Taxes.

6. If any Draft or Accepted Draft is drawn in a currency other than United States currency, Applicant shall pay the equivalent amount in United States currency at Bank's applicable exchange rate or, at Bank's option, in the currency drawn in a place, form and manner acceptable to Bank.

7. Bank is authorized to appoint another bank as Bank's agent to issue any letter of credit. In that case, all Drafts drawn under or purporting to be drawn under the Credit may be presented to the agent bank. The agent bank may, at its option, either accept and honor the draft or other demand for payment, or forward the draft and accompanying documents to Bank to be accepted and honored. All agreements applicable to transactions of Applicant with Bank involving acceptances and/or letters of credit are also applicable to transactions involving the agent bank.

8. This Application shall constitute a security agreement within the meaning of the Code and Application hereby grants Bank a security interest in, and authorizes Bank to receive, hold, possess, apply and dispose of, all Collateral as security for the repayment, of all Liabilities. Bank shall at all times have the right to require, upon demand, Applicant to deliver to Bank additional Collateral in form and amount satisfactory to Bank. Applicant shall, upon Bank's request, sign such instruments, documents or other papers, and take such other action as Bank may require to perfect the security interest granted hereby. Bank is hereby authorized at Bank's option at any time and with or without notice to Applicant, to (i) transfer to or register in the name of any of Bank's nominees all or any part of the Collateral and (ii) file (at Applicant's expense) financing statements without the signature of Applicant with respect to all or any part of the Collateral and, in furtherance thereof, Applicant hereby appoints Bank as its attorney in fact for such purpose, which appointment is hereby deemed to be coupled with an interest and irrevocable. Bank shall be subrogated to the rights of Applicant in respect of any transaction to which the Credit relates.

9. Upon the occurrence of an Event of Default, then, the amount of the Credit, as well as any and all other Liabilities of Applicant to Bank under this Application or otherwise, shall, at Bank's option, become due and payable immediately without demand upon or notice to Applicant.

                                                                       EXHIBIT I

                           [Form of Opinion of Messrs.
                       Akerman Senterfitt & Eidson, P.A.]

                                             [Closing Date]

Barnett Bank of South Florida, N.A.
701 Brickell Avenue
Miami, Florida 33131

          Re:  Wackenhut Corrections Corporation
               ---------------------------------

Gentlemen:

          This opinion is furnished to you pursuant to Section 3.1(g) of the Credit Agreement, dated as of _______________, 1994 (the "Credit Agreement") between Wackenhut Corrections Corporation (the "Borrower") and Barnett Bank of South Florida, N.A., as Lender. Terms defined in the Credit Agreement are used herein as therein defined.

          We have acted as counsel for the Borrower, The Wackenhut Corporation, a Florida corporation ("Parent") and [names of other Loan Parties] (collectively the "Loan Parties" and individually a "Loan Party") in connection with the preparation, authorization, execution and delivery of, and the consummation of the transactions contemplated by, the Loan Documents and in connection with the Loans made [and Letters of Credit issued] on the Closing Date under the Credit Agreement.

          In that connection we have examined:

         (i)   an executed copy of the Credit Agreement;

        (ii)   an executed copy of the Revolving Credit Note and the Term Note;

       (iii)   an executed copy of each Subsidiary Guaranty;

        (iv)   the Registration Statement;

         (v) the articles or certificates of incorporation of each Loan Party as in effect on the date hereof (collectively the "Charters");

        (vi) the by-laws of each Loan Party as in effect on the date hereof (collectively the "By-laws");

       (vii)   the Letter of Credit Reimbursement Agreement;

Barnett Bank of South Florida, N.A.
____________, 1994
Page 2


      (viii) certificates of the Secretary of State of the State of Florida, dated ________________, 1994, attesting to the continued corporate existence and good standing of the Borrower and the Parent in that State; and

        (ix) [add references to local counsel opinions and comparable good standing certificates of Parent and each Subsidiary Guarantor].

          We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Loan Parties, certificates of public officials and of officers of the Loan Parties, and agreements, instruments and documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to the opinion rendered herein, we have, when relevant facts were not independently established by us, relied upon representations and warranties as to facts (but not legal conclusions) of the Loan Parties contained in the Loan Documents and certificates of the Loan Parties or their respective officers or public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Lender.

     This opinion has been prepared and is to be construed in accordance with the Report on Standards For Florida Opinions dated April 8, 1991 issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

     We do not express any opinion concerning any law other than the law of the State of Florida and the Federal law of the United States.

     Base on the foregoing, and subject to the qualifications and limitations stated in this opinion letter and in the Report, we are of the opinion that:

          1. Borrower (i) is a corporation duly organized and validly existing under the laws of its state of incorporation and its status is active; (ii) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where the character of its activities requires such qualification; and (iii) has all requisite corporate power and authority to conduct its business and to execute and deliver each Loan Document to which it is a party and to perform its obligations thereunder. Each Subsidiary Guarantor
(i) is a corporation duly organized and

Barnett Bank of South Florida, N.A.
____________, 1994
Page 3


validly existing under the laws of its state of incorporation and its status is active and (ii) has all requisite corporate power and authority to conduct its business and to execute and deliver each Loan Document to which it is a party and to perform its obligations thereunder.

          2. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, and the consummation of the transaction contemplated therein, have been duly authorized by all necessary corporate action and do not and will not (i) contravene its Charter or By-laws, (ii) conflict with, constitute a default under or violate any Requirement of Law (including, without limitation, Regulations G, T, U and X of the Federal Reserve Board), or any judgment, writ, injunction, decree, order or ruling of any Governmental Authority of which we have knowledge, (iii) to our knowledge, conflict with or result in the breach of, or constitute a default under, or result in the termination of, any Contractual Obligation or require the consent or approval of any Person that has not been obtained, or (iv) to our knowledge, result in the creation or imposition of any Lien upon any of the property of such Loan Party. The Loan Documents have been duly executed and delivered by each Loan Party which is a party thereto.

          3. No authorization, license, consent, permit, waiver, approval, or other action by, and no notice to or filing or registration with, any governmental body, agency, authority, regulatory body or any other Person, is required for the due execution, delivery and performance by each Loan Party of any Loan Document to which it is a party.

          4. Each Loan Document to which a Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party, as the case may be, in accordance with its terms.

          5. To our knowledge, there is no pending or threatened action or proceeding against or affecting any Loan Party before any Governmental Authority which, if adversely determined, is likely to have a Material Adverse Effect or which purports to affect the legality, validity or enforceability of any Loan Document.

          6. To our knowledge, there are no Liens of any nature whatsoever on any properties of the Borrower other than those permitted by Section 7.1 of the Credit Agreement. To our knowledge, neither the Borrower nor any of its Subsidiaries is a party

Barnett Bank of South Florida, N.A.
____________, 1994
Page 4


to any Contractual Obligation the performance of which by the Borrower or any such Subsidiary, either unconditionally or upon the happening of an event, will result in the creation of any Lien on the property or assets of the Borrower or any of its Subsidiaries.

          7. Neither the Borrower nor any of its Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by the Lender, the application of the proceeds and repayment thereof and the consummation of the transactions contemplated by the Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

LIMITATIONS AND QUALIFICATIONS

          A. Our opinion No. 4 above concerning the validity, binding effect and enforceability of the Loan Documents means that (i) each of the Loan Documents constitutes an effective contract under applicable law, (ii) none of the Loan Documents is invalid in its entirety because of a specific statutory prohibition or public policy nor is any of them subject in its entirety to a contractual defense, and (iii) subject to the last sentence of this paragraph, some remedy is available if a Loan Party is in material default under any of the Loan Documents. This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Loan Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Loan Documents may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, or other similar statues, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement at to commercial reasonableness, conscienability or good faith.

Barnett Bank of South Florida, N.A.
____________, 1994
Page 5

          B. We express no opinion as to Section 9.5 of the Credit Agreement insofar as it authorizes the Lender to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by such Lender to or for the account of the Borrower.

                                        Very truly yours,

                                                                       EXHIBIT J

                       FORM OF BORROWING BASE CERTIFICATE

TO:       Barnett Bank of South Florida, N.A.

FROM:     Wackenhut Corrections Corporation

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

          Pursuant to the provisions of the Credit Agreement, dated December ___, 1994, between Barnett Bank of South Florida, N.A., and Wackenhut Corrections Corporation (as amended or modified from time to time, the "Credit Agreement"), the undersigned hereby certifies that the following information is true, complete and accurate as of the close of business on _______________, 199__.


(All amounts in thousands)

Accounts Receivable and Unearned Receivables:

(1)   Ending Balance from prior
      Borrowing Base Certificate, dated
      __________________________, 199__.          $__________
(2)   Sales for period                             __________
(3)   Other additions to A/R and U/R               __________
(4)   Cash receipts                                __________
(5)   Credits, claims and collections              __________
(6)   Debit memos, adjustments and
        chargebacks                                __________
(7)   Ending balance                                                  $__________

Less:  Ineligible accounts and past dues:

(8)   90+ days past due                            __________
(9)   Adjustments (standard reserve)               __________
(10)  Contras                                      __________
(11)  Other adjustments                            __________
(12)  120+ days terms                              __________
(13)  "Retainage" by Governmental Authorities      __________
(14)  Total ineligibles and past dues                                  __________
(15)  Eligible Receivables                                             __________
(16)  Total Availability
      (Eligible Receivables 70%)                                                          $__________

       Capitalized terms used herein are intended to have the meanings ascribed thereto in the Credit Agreement.

WACKENHUT CORRECTIONS CORPORATION


By:_____________________________________
   Name:________________________________
   Title:  Chief Financial Officer

                                  SCHEDULE 4.8

Set forth below is a list of Borrower's subsidiaries, the jurisdiction of incorporation or formation of each such subsidiary and the percentage owned by Borrower, directly or indirectly.

a) Wackenhut Corrections Corporation Australia Pty Limited, an Australian corporation

     (i)  100 percent

b)   Wackenhut Corrections (UK), Limited, an English limited liability company

     (i)  100 percent

c)   Australasian Correctional Management Pty Limited, an Australian corporation

     (i)  100 percent

d)   Australasian Correctional Services Pty Limited, an Australian corporation

     (i)  66.66 percent

+                                 SCHEDULE 4.9

Set forth below is a list of all Plans, Qualified Plans, Title IV Plans, Multi-Employer Plans and Welfare Benefit Plans of Borrower.

a)   The 401(k) Plan for Employees of The Wackenhut Corporation

b)   The Wackenhut Corporation Salaried Employees 401(k) Retirement Plan

c)   Godwins Master Superannuation Trust

                                  SCHEDULE 4.18

Set forth below is a list of underground storage tanks and surface impoundments in or on the property owned, leased or operated by any Loan Party.

FACILITY                      SIZE                        ABOVE/BELOW
- --------                      ----                        -----------

Allen Correctional Center     2-6,000 gallon/gas            Below
Kinder, LA                    1-6,000 gallon/diesel
                              2-10,000 gallon/diesel

Bridgeport Pre-Release
Center                          1,000 gallons/diesel        Below
Bridgeport, TX

Kyle Pre-Release Center
Kyle, TX                          500 gallons/diesel        Above

Lockhart Work Program*
Facility                          500 gallons/diesel        Below
Lockhart, TX
*An Exxon Fuel line
easement runs through the
property.

WCC's other locations have diesel storage tanks above ground which have a capacity of 50 to 500 gallons which are utilized as emergency fuel supply for the site generator.

                                  SCHEDULE 4.21

Set forth below is a list of Indebtedness for money borrowed by Loan Parties.

                CREDIT LYONNAIS AUSTRALIA LTD--AUSTRALIAN DOLLAR)

9401121IS895        WCC-                       01/14/95           3,500,000
                    AUSTRALIA PTY-
                    ACQUISITION - (A$)

920611IS55          WCC-                       06/20/97             500,000
                    AUSTRALIA PTY-
                    WACOL - (A$)

930990I5S06         ACC AUSTRALIA              06/15/97           1,000,000
                    PTY-JUNEE -
                    (A$)

LETTER OF CREDIT BALANCE                                          5,000,000


               CREDIT LYONNAIS AUSTRALIA LTD - (Australian Dollar)

WCC-AUSTRALIA PTY TOTAL CREDIT LINE (A$)                3,500,000

     (500,000 FOR 90 DAYS @ 7.82 MATURING 2/20/95)        500,000
     (1,000,000 FOR 364 DAYS @ 5.90% MATURING 02/23/9   1,000,000
     TOTAL CREDIT LINE OUTSTANDING (A$)                 1,500,000

                                  SCHEDULE 7.1


None

                                  SCHEDULE 7.5


a) Premier Prison Services Ltd. ("PPS"), an English Corporation, a joint venture with Serco Limited

b) Premier Custodial Development ("PCD"), as a joint venture with a wholly-owned subsidiary of Trafalgar House Limited.